EXHIBIT 4.5

                       FOURTEENTH SUPPLEMENTAL INDENTURE

     This Fourteenth Supplemental Indenture dated as of June 17, 1994, between Mississippi Chemical Corporation, a Mississippi corporation (the "Company"), and Deposit Guaranty National Bank, as Trustee (the "Trustee"), to the Indenture of Mortgage, Deed of Trust, Assignment and Security Agreement dated as of
September 1, 1976, among the Company, New Orleans Bank for Cooperatives (now the National Bank for Cooperatives), John H. Farrelly, as trustee for the benefit of the New Orleans Bank for Cooperatives (the "Old Trustee") under certain deeds of trust specified in the Original Indenture, and the Trustee (the "Original Indenture"), as supplemented by a First Supplemental Indenture dated as of September 7, 1976 (the "First Supplemental Indenture"), a Second Supplemental Indenture dated as of September 30, 1976 (the "Second Supplemental Indenture"), a Third Supplemental Indenture dated as of June 28, 1977 (the "Third Supplemental Indenture"), a Fourth Supplemental Indenture dated as of May 1, 1978 (the "Fourth Supplemental Indenture"), a Fifth Supplemental Indenture dated as of June 1, 1978 (the "Fifth Supplemental Indenture"), a Sixth Supplemental Indenture dated as of September 1, 1979 (the "Sixth Supplemental Indenture"), a Seventh Supplemental Indenture dated as of October 1, 1979 (the "Seventh Supplemental Indenture"), an Eighth Supplemental Indenture dated as of May 15, 1983 (the "Eighth Supplemental Indenture"), a Ninth Supplemental Indenture dated as of February 23, 1988 (the "Ninth Supplemental Indenture"); a Tenth Supplemental Indenture dated as of December 26, 1989 (the "Tenth Supplemental Indenture"); an Eleventh Supplemental Indenture dated as of July 16, 1990 (the "Eleventh Supplemental Indenture"); a Twelfth Supplemental Indenture dated as of August 6, 1992 (the "Twelfth Supplemental Indenture"); and a Thirteenth Supplemental Indenture dated as of July 16, 1993 (the "Thirteenth Supplemental Indenture") (the Original Indenture, as supplemented by the First through the Thirteenth Supplemental Indentures, being hereinafter referred to as the "Indenture"),
                         W I T N E S S E T H  T H A T:

     WHEREAS, the Company has duly authorized the issuance of a series of New Notes (as defined in the Indenture) limited in aggregate outstanding principal amount to $30,000,000, to be known as its Revolving Credit Note, Series J, Final Maturity June 30, 1997 (the "Series J Note"), having the terms hereinafter provided; and

     WHEREAS, when issued and authenticated in accordance with the provisions of the Indenture, the Series J Note will be secured on a parity with all other Notes outstanding under the Indenture; and

     WHEREAS, all acts and things necessary to make the Series J Note issued pursuant to this Fourteenth Supplemental Indenture, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture, the valid, binding and legal obligations of the Company, and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Fourteenth Supplemental Indenture and the issue of the Series J Note hereunder and under the Original Indenture have in all respects been duly authorized, and the Company in the exercise of its legal right and power, executes this Fourteenth Supplemental Indenture and the Company proposes to make, execute, issue and deliver a series of New Notes in substantially the form set forth herein, in the form of one registered note without coupons; and

     WHEREAS, the Company and the Trustee desire to amend the Indenture as hereinafter set forth pursuant to Section 10.01(a) thereof for the purpose of establishing and issuing the Series J Notes in accordance with the provisions of
Section 2.14 thereof;

     NOW, THEREFORE, the Indenture is hereby amended and supplemented as follows:

                                   ARTICLE I
                                     TERMS

     PARAGRAPH 1.01. Table of Contents. The Table of Contents of the Indenture is hereby amended and supplemented as follows:

     (a) By adding the following in alphabetical order to the index of Article One, Section 1.01:

     Series J Revolving Credit Agreement          p. 18

     Series J Note                                p. 18

     (b) By adding the following in numerical order to the index of Articles Two and Five:

     Section2.23 Series J Note                    p. 32

     Section5.18 Covenant of the Company for the Benefit
          of Series J Note                        p. 66

     (c)  By adding the following immediately following the index to Article
          Seven:

     Article Seven-C.    Covenants of the Company in Article Seven Extended to
                         the holders of the Series J Note   p. 73

     PARAGRAPH 1.02. Definitions. Section 1.01 of the Indenture is hereby amended and supplemented as follows:

     (a) (i) by adding the words "and Series J" after the words "Series B" in the sixth line of the definition of "Restricted Subsidiary," as amended by the First, Tenth and Twelfth Supplemental Indentures;

     (ii) by adding after the words "Article Seven-B of the Indenture" in clause
     (i) of the definition of "Restricted Subsidiary," as amended by the First, Tenth and Twelfth Supplemental Indentures, the following:

          , or in such section, as incorporated in Article Seven-C of the Indenture,

     (b) by adding the following immediately after the definition of "Series I Revolving Credit/Term Loan Agreement":

          "Series J Revolving Credit Agreement" means the Revolving Credit Agreement described in Section 2.23(c) hereof, together with any amendments thereto delivered to the Trustee in conformity with this Indenture.

          "Series J Note" means the Revolving Credit Note, Series J, final maturity June 30, 1997, of the Company, authorized and secured by this Indenture pursuant to Section 2.23 hereof.

     PARAGRAPH 1.03. Provision for the Series J Notes. Article Two of the Indenture is hereby amended and supplemented by adding the following Section
2.23 thereto:

          PARAGRAPH 2.23  The Series J Note

               (a) There is hereby created a Note to be known as the Revolving Credit Note, Series J, Final Maturity June 30, 1997, of the Company (the "Series J Note"). The Series J Note shall be issued in the form of one registered note and shall be in substantially the following form:

                    THIS NOTE HAS NOT BEEN REGISTERED UNDER
                 THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY
                  STATE SECURITIES LAWS AND MAY NOT BE RESOLD,
                TRANSFERRED OR ASSIGNED WITHOUT REGISTRATION OR
             WITHOUT OBTAINING AN EXEMPTION FROM SUCH REGISTRATION

                        MISSISSIPPI CHEMICAL CORPORATION
                        Revolving Credit Note, Series J
                          Final Maturity June 30, 1997

Date of initial advance:
                         ---------------

$30,000,000 (Maximum advance)

     FOR VALUE RECEIVED, the undersigned MISSISSIPPI CHEMICAL CORPORATION, a Mississippi corporation (hereinafter with its successors, referred to as the "Company"), hereby promises to pay to NationsBank of Tennessee, N.A. (hereinafter referred to as the "Payee"), or its duly registered assigns, on dates set forth below, the lesser of the principal sum of THIRTY MILLION DOLLARS ($30,000,000) or the aggregate unpaid principal amount of all Revolving Credit Loans (as hereinafter defined) made by the Payee to the Company hereunder, and to pay interest from the date hereof on the principal amounts hereof from time to time outstanding at a rate or rates per annum as hereinafter set forth.

Revolving Credit Agreement

     This Note is issued pursuant to the provisions of, inter alia, the Series J Revolving Credit Agreement (as hereinafter defined) between the Payee and the Company dated as of June 17, 1994, to which Agreement reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were or are to be made.

Definitions

     The following terms, as used in this Note, shall have the following meanings:

     "Credit Facility" means the maximum amount available to be lent by the Payee to the Company pursuant to the Series J Revolving Credit Agreement, initially, $30,000,000.

     "Credit Facility Reduction Notice" means a written notice by the Company to the Payee pursuant to which the Company elects to reduce the amount of the Credit Facility which reduction shall be in minimum increments of $2,500,000.

     "Eurodollar Business Day" means any day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in London and New York City.

     "Eurodollar Interest Period" means for each LIBOR Based Rate Loan, the period during which interest at the LIBOR Based Rate, determined as provided in this Note, shall be applicable, provided, however, that each such period shall be either one (1), two (2), three (3), six (6) or twelve (12) months, which shall be measured from the date specified by the Company in each Eurodollar Rate Request for the commencement of the computation of interest at the LIBOR Based Rate, to the numerically corresponding day in the calendar month in which such period terminates; provided, however, that if there is no such numerically corresponding day in such succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; provided, however, that if such next succeeding Business Day follows in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day. The Company may not elect any Eurodollar Interest Period which ends later than the Final Maturity Date. Interest shall accrue from and including the first day of a Eurodollar Interest Period to but excluding the last day of such Eurodollar Interest Period.

     "Eurodollar Rate Request" means telephonic notice by the Company to be received by the Payee by 11:00 am (Nashville time) one (1) Eurodollar Business Day (or the latest Payee Business Day prior thereto if such day is not a Payee Business Day) prior to the date specified in the Eurodollar Rate Request for the commencement of the Eurodollar Interest Period, and specifying the amount of the LIBOR Based Rate Loan and the applicable Eurodollar Interest Period desired by the Company for such LIBOR Based Rate Loan. The Company shall promptly confirm such notice in writing.

     "Final Maturity Date" means the date all of the principal of, premium, if any and interest on the Series J Note is payable, whether by scheduled installments, acceleration or otherwise.

     "Fixed Rate" means a fixed rate of interest equal to the rate on U.S. Treasury Notes with comparable terms and maturities approximately equal to the Fixed Rate Interest Period plus 2.00% per annum.

     "Fixed Rate Interest Period" means for each Fixed Rate Loan, the period during which such loan bears interest at a Fixed Rate. If a Fixed Rate Interest Period would otherwise end on a day which is not a Business Day, such Fixed Rate Interest Period shall end on the next succeeding Business Day; provided, however, that if such next succeeding Business Day follows in a new month, such Fixed Rate Interest Period shall end on the immediately preceding Business Day. The Company may not elect any Fixed Rate Interest Period which ends later than the Final Maturity Date. Interest shall accrue from and including the first day of a Fixed Rate Interest Period to but excluding the last day of such Fixed Rate Interest Period.

     "Fixed Rate Request" means written notice by the Company that it elects to have all or a portion of the outstanding principal amount of this Note bear interest at a Fixed Rate, which notice shall specify the principal amount of such Fixed Rate Loan and the duration of the Fixed Rate Interest Period.

     "LIBOR Based Rate" means a rate per annum equal to the sum of (a) the LIBOR Rate for dollar deposits approximately equal in principal amount to the LIBOR Based Rate Loan requested in the Eurodollar Rate Request and with a maturity comparable to the Eurodollar Interest Period in question, plus (b) 1.25% for any Eurodollar Interest Period or portion thereof.

     "LIBOR Rate" means, with respect to any LIBOR Based Rate Loan for any Eurodollar Interest Period, the interest rate per annum for deposits in Dollars which currently appears on the Telerate Screen Page 3807 (as defined herein) (rounded up to the next 1/16 of 1% if such rate appears as a fraction smaller than 1/16 of 1%) as of 12:00 noon, Nashville time, on the day that is one (1) Eurodollar Business Day preceding the first day of the applicable Eurodollar Interest Period. If no such offered rate appears on the Telerate Screen Page 3807, the rate in respect of the applicable Eurodollar Interest Period will be the rate per annum (rounded up to the next 1/16 of 1% if such rate is a fraction smaller than 1/16 of 1%) at which deposits in Dollars are offered by the Reference Banks (as hereinafter defined) at approximately 12:00 noon, Nashville time, on the date that is one (1) Eurodollar Business Day preceding the commencement of such applicable Eurodollar Interest Period to prime banks in the London interbank market for a period of time equal to such applicable Eurodollar Interest Period in a Representative Amount (as hereinafter defined). Payee will request each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such applicable Eurodollar Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the LIBOR Based Rate will be unavailable and such loan amount shall bear interest at the Prime Rate.

     "Payee Business Day" means a day on which commercial banks in Nashville, Tennessee, are not authorized or required to close.

     "Prime Rate" means the fluctuating reference or benchmark rate of interest that is publicly announced by NationsBank of Tennessee, N.A. as its Prime Rate to be in effect from time to time with any changes in such Prime Rate to be effective on the date of the public announcement of such change. The Prime Rate is not necessarily the lowest rate of interest charged by NationsBank of Tennessee, N.A.

     "Quarterly Payment Date" means the last day of each March, June, September and December commencing on the first such day following the date of the initial advance under the Series J Revolving Credit Agreement.

     "Reference Banks" means the principal London offices of Barclays Bank PLC, National Westminister Bank PLC, Bankers Trust International, Ltd. and Bank of Tokyo, Ltd.

     "Revolving Credit Loan" means a Prime Rate, LIBOR Based Rate or Fixed Rate Loan made pursuant to the Series J Revolving Credit Agreement.

     "Series J Revolving Credit Agreement" means the Revolving Credit Agreement between the Company and NationsBank of Tennessee, N.A., dated as of June 17, 1994, as the same is amended or supplemented.

     "Telerate Screen Page 3807" means the display designated as page 3807 on the Telerate Screen (or such other page as may replace page 3807 on that service for the purpose of displaying London interbank offered rates of major banks).

Interest Rate

     All advances hereunder shall, unless the Company otherwise elects as hereinafter set forth, bear interest at the Prime Rate. The Company shall have the right at any time, on prior irrevocable written or telex notice to the Payee not later than 11:00 a.m., Nashville time, to convert any Prime Rate, Fixed Rate, or LIBOR Based Rate Loan into a Revolving Credit Loan of another type, or to continue any LIBOR Based Rate Loan for a Eurodollar Interest period or any Fixed Rate Loan for a Fixed Rate Interest Period (specifying in each case the interest Period to be applicable thereto), subject in each instance to the following: (a) no LIBOR Based Rate Loan shall be converted at any time other than at the end of the Eurodollar Interest Period applicable thereto; (b) no Fixed Rate Loan shall be converted at any time other than at the end of the Fixed Rate Interest Period applicable thereto unless the Company also pays at the same time the prepayment penalty, if any, due hereunder as specified in the section on Prepayments; (c) each conversion shall be effected by applying the proceeds of the new LIBOR Based Rate, Fixed Rate, and/or Prime Rate Loan, as the case may be, to the Revolving Credit Loan (or portion thereof) being converted; and (d) the number of LIBOR Based Rate Loans and Fixed Rate Loans at any time outstanding shall not exceed an aggregate of five (5). Each Fixed Rate Request and/or Eurodollar Rate Request shall be irrevocable and shall refer to this Note and specify (i) the identity and principal amount of the particular Revolving Credit Loan that the Company requests be converted or continued, (ii) if such notice requests conversion, the date of such conversion (which shall be a Business Day for Fixed Rate Loans and a Eurodollar Business Day for LIBOR Based Rate Loans), and (iii) if a Revolving Credit Loan is to be converted to a LIBOR Based Rate Loan or a Fixed Rate Loan or a LIBOR Based Rate Loan or Fixed Rate Loan is to be continued, the Eurodollar or Fixed Rate Interest Period with respect thereto. In the event the Company shall not give notice to continue any LIBOR Based Rate or Fixed Rate Loan for a subsequent period, such Revolving Credit Loan (unless repaid) shall automatically be converted into a Prime Rate Loan. If the Company shall fail to specify in the request the type of borrowing or, in the case of a Fixed Rate Loan, the applicable Fixed Rate Interest Period, the Company will be deemed to have requested a Prime Rate Loan. If the Company shall fail to specify in any Eurodollar Rate Request the applicable Eurodollar Interest Period, the Company will be deemed to have selected a Eurodollar Interest Period of one (1) month's duration. Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and be continuing, no LIBOR Based Rate or Fixed Rate Loan may be continued and no Prime Rate Loan may be converted into a Fixed Rate or LIBOR Based Rate Loan.

Interest Payments

     All payments hereunder shall be made in lawful money of the United States of America, with interest on the whole of said principal amount remaining from time to time unpaid from the date hereof at a LIBOR Based Rate, the Prime Rate or a Fixed Rate and as provided herein, until the principal hereof shall become due and payable (whether at maturity, on a date fixed for prepayment, by acceleration or otherwise). Interest shall be computed in all cases on the basis of a 360-day year for the actual number of days elapsed. Interest shall be payable as follows: with respect to any portion of this Note bearing interest at a LIBOR Based Rate (a "LIBOR Based Rate Loan"), interest shall be payable on the last day of each applicable Eurodollar Interest Period, unless such Eurodollar Interest Period exceeds three (3) months, in which event interest shall be payable with respect to the principal amount bearing interest at such LIBOR Based Rate on each Quarterly Payment Date occurring after the first day of the Eurodollar Interest Period through the last day of such Eurodollar Interest Period, and on the last day of each Eurodollar Interest Period; with respect to any portion of this Note bearing interest at the Prime Rate (a "Prime Rate Loan"), interest shall be payable on each Quarterly Payment Date; with respect to any portion of this Note bearing interest at a Fixed Rate (a "Fixed Rate Loan"), interest shall be payable on each Quarterly Payment Date and on the last day of each Fixed Rate Interest Period, in each case commencing on the first such date following the making of such loan.

Place of Payments; Default Rate

     The principal of, premium, if any, and interest on this Note shall be payable at the principal office of NationsBank of Tennessee, N.A., or at such other place as the registered holder may designate from time to time in writing which designation shall be made at least ten (10) days before such principal, premium or interest is due. Without limitation of any other rights of the holder, overdue payments of principal (including any overdue prepayment of principal) or premium, if any, and (to the extent permitted by applicable law) overdue payments of interest shall bear interest at the rate applicable to such overdue principal, plus two percent (2%) per annum.

Maximum Rate

     Notwithstanding the above, in no event whatsoever shall the interest rate applicable to this Series J Note exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest rate applicable to this Series J Note exceeds the maximum permissible rate under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts paid to the Payee that exceed such maximum amounts shall be applied to the reduction of the principal balance of this Series J Note and/or refunded to the Company so that at no time shall the interest rate applicable to this Series J Note exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between the Company and the Payee with respect to this Series J Note.

Principal Advances and Payments

     Subject to the provisions of the Series J Revolving Credit Agreement, the Company may request (upon one day's notice in writing) that the Payee advance an amount in increments of $1,000,000 which, when added to the amount previously requested and still unpaid, does not exceed the Credit Facility.

     Unless sooner paid, all outstanding principal on this Note, together with any unpaid accrued interest, shall be payable on June 30, 1997.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the Payee on Schedule I attached hereto or on a form substantially similar to said Schedule I attached hereto and made a part hereof, or otherwise recorded by the Payee in its internal records; provided, however, that the failure of the Payee to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Company to make the payments of principal and interest in accordance with the terms of this Note and the Series J Revolving Credit Agreement.

     In the event any day on which payment of principal or interest is due is not a Payee Business Day, such payment may be made on the next succeeding Payee Business Day.

Change in Legality

     Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Payee to make or maintain any LIBOR Based Rate Loan or to give effect to its obligations as contemplated in the Series J Revolving Credit Agreement, then, by written notice to the Company describing such changes, the Payee may
(1) declare that LIBOR Based Rate Loans will not thereafter be made by the Payee under the Series J Revolving Credit Agreement, whereupon the Company shall be prohibited from requesting LIBOR Based Rate Loans from the Payee unless such changes are subsequently withdrawn or otherwise rendered ineffective, notice of which shall be promptly provided by the Payee to the Company; and (2) require that all outstanding LIBOR Based Rate Loans shall be converted to Prime Rate Loans, in which event (a) all such LIBOR Based Rate Loans shall be automatically converted without penalty or additional charge to the Company to Prime Rate Loans as of the effective date of such notice as set forth below and (b) all payments and prepayments of principal that would otherwise have been applied to repay the converted LIBOR Based Rate Loans shall instead be applied to repay the Prime Rate Loans resulting from the conversion of such LIBOR Based Rate Loans.

     For purposes of the preceding paragraph, a notice to the Company by the Payee shall be effective, if lawful, on the last day of the Eurodollar Interest Period for each respective LIBOR Based Rate Loan; in all other cases, such notice shall be effective on the later of (i) the date of receipt by the Company or (ii) the date set forth in such notice.

Alternate Rate

     Anything herein to the contrary notwithstanding, if, prior to the determination of the LIBOR Based Rate in respect of any Eurodollar Rate Request as herein provided, Payee advises the Company in writing that (i) dollar deposits in the amount of a requested principal amount of a LIBOR Based Rate Loan are not generally available in the London Interbank Market; (ii) the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Payee of making or maintaining such LIBOR Based Rate Loan during such Eurodollar Interest Period; or (iii) reasonable means do not exist for ascertaining the LIBOR Rate, any request by the Company for a LIBOR Based Rate Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Prime Rate Loan. Each determination by the Payee hereunder shall be conclusive absent manifest error. If at any time subsequent to the giving of such notice Payee determines that because of a change in circumstances the LIBOR Based Rate is again available, Payee shall so advise the Company and the Company shall have the option to convert the rate of interest payable hereunder from the Prime Rate to the LIBOR Based Rate by submitting a Eurodollar Rate Request to Payee and otherwise complying with the provisions of this Note with respect thereto.

Prepayments

     The Company shall have the right to prepay (a) any Prime Rate Loan at any time, in whole or in part, and (b) each LIBOR Based Rate Loan, in whole or in part, on the last day of the applicable Eurodollar Interest Period for such loan, in each case at the prepayment price of the principal amount to be prepaid plus interest to the prepayment date, without premium or penalty; provided any prepayments shall be in principal increments of $1,000,000 or greater.

     The Company shall have the right at any time to prepay any Fixed Rate Loan, in whole or in part, at the redemption price of 100% of the principal amount so prepaid plus interest to the prepayment date, plus the Yield-Maintenance Premium, if any.

     As used herein, "Yield Maintenance Premium" shall mean an amount equal to the quotient of: (A) the product of (1) the outstanding principal amount of the Fixed Rate Loan immediately prior to prepayment, multiplied by (2) the excess of the Fixed Rate applicable thereto over the sum of two percent (2%) per annum plus the annual yield on a United States Treasury Bond having substantially the same maturity as the Fixed Rate Loan (the "Treasury Bond Yield"), as such yield is reported in The Wall Street Journal or, in the event such Treasury Bond Yield is no longer published in The Wall Street Journal, a similar publication acceptable to Payee, on the fifth (5th) business day preceding the date of prepayment and (3) the number of months remaining in the Fixed Rate Loan term; divided by (B) twelve (12). Such quotient shall be discounted to present value as of the date of prepayment by applying a discount rate equal to the Treasury Bond Yield.

     This Note or the installments thereof so prepaid will cease to bear interest on the specified prepayment date, provided funds for its prepayment are on deposit with the Payee or with the Trustee at that time, and this Note or such installments shall no longer be entitled to the benefit of the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture.

Indenture

     This Note is the sole note of an authorized issue of notes of the Company, as provided in the Indenture mentioned below and is herein called the "Series J Note," of the series designated "Revolving Credit Notes, Series J, Final Maturity June 30, 1997," limited to $30,000,000 in aggregate principal amount outstanding, all issued and to be issued under and equally and ratably secured by an Indenture of Mortgage, Deed of Trust, Assignment and Security Agreement dated as of September 1, 1976, among the Company, the New Orleans Bank for Cooperatives (now the National Bank for Cooperatives), John H. Farrelly, as trustee under certain deeds of trust, and Deposit Guaranty National Bank, as Trustee (said indenture, together with all indentures supplemental thereto, being herein called the "Indenture" and said corporate trustee or its successor as trustee being herein called the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and remedies and limitations of said rights and remedies of the holders of the Series J Note, and of the rights, powers, duties and immunities of the Trustee thereunder, and of the rights and obligations of the Company thereunder, and the terms and conditions upon which the Series J Note is, and will be, issued and secured. This Note is entitled to the benefits of the Indenture. By accepting this Note, each holder agrees to be bound by and subject to the provisions of the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than fifty-one percent (51%) of the aggregate unpaid principal amount of all Notes and of not less than fifty-one percent (51%) of the unpaid principal amount of each Series of Notes at the time outstanding except for the Series D, E and F Pollution Control Notes, the Series G Industrial Development Note, and any other Notes with respect to which the Supplemental Indenture relating to the issuance of such series of Notes provides that such series shall not have the series vote, or, if one or more but not all of the series of Notes then outstanding would be affected by such amendment, modification or alteration, of not less than fifty-one percent (51%) in aggregate unpaid principal amount of the Notes of each series so affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provision to, or changing in any manner, or eliminating any of the provisions of, the Indenture; provided however, that without the written consent of the holders of one hundred percent (100%) in aggregate unpaid principal amount of any series of Notes affected thereby at the time outstanding, no such supplemental indenture shall (1) extend the final maturity of any Note of such series or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the prepayment thereof, or reduce the amount required to be paid as a mandatory prepayment of any Note of such series or extend the time within which any such prepayment is to be made or alter the manner in which any note of such series is selected for prepayment, or (2) affect the rights of holders of some of the Notes without similarly affecting the rights of the holders of all of the Notes at the time outstanding, or (3) create any priority with respect to Notes of any series over Notes of any other series, or (4) reduce the aforesaid percentages of the principal amount of the Notes or any series thereof required to approve any such supplemental indenture or reduce the percentage required to effectuate a waiver as referred to in the next sentence, or (5) amend Section 10.02 of the Indenture. The Indenture also provides that the holders of not less than fifty-one percent (51%) in aggregate unpaid principal amount of any or each series of Notes at the time outstanding may on behalf of the holders of all Notes of such series or all series, respectively, waive compliance with or failure to comply with certain covenants contained in the Indenture.

Default

     If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all Notes may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Trustee or the holders of the Notes shall be entitled to recover reasonable counsel fees incurred in any action, suit or proceeding brought to enforce the Notes or the Indenture in which judgment is recovered.

Registration

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to herein.

     Subject to the restrictions on transfer set forth in the Indenture and the Series J Revolving Credit Agreement, transfers of this Note may be registered upon a register maintained for such purpose by the Trustee, as provided in the Indenture. Prior to due presentment of this Note for registration of transfer, the Company may treat the registered holder hereof as the absolute owner of this Note for the purpose of receiving all payments of principal, premium, if any, and interest hereon and for all other purposes hereof, of the Series J Revolving Credit Agreement and of the Indenture.

Liability

     No recourse shall be had for the payment of the principal of, or the interest on, this Note or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, officer, director or stockholder, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Controlling Law

     This Note is made and delivered in Jackson, Mississippi, and shall be governed by the local laws of the State of Mississippi without giving effect to the conflicts of laws provisions thereof.

Waiver

     The parties hereto, including the Company and any and all guarantors, endorsers and pledgors, hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     IN WITNESS WHEREOF, MISSISSIPPI CHEMICAL CORPORATION has caused this Note to be signed in its corporate name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by a manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

(CORPORATE SEAL)              MISSISSIPPI CHEMICAL CORPORATION


                              By:
                                 -----------------------------
                                 Name:
                                 Title:

ATTEST:

By:
   ---------------------------
   Name:
   Title:


     This is the Series J Note described in the Indenture referred to herein.

                              DEPOSIT GUARANTY NATIONAL BANK
                              as Trustee

                              By:
                                 -----------------------------
                                 Authorized Officer


                                   SCHEDULE I

       [FORM OF ENDORSEMENT OF SERIES J NOTE WITH RESPECT TO ADVANCES OF
             CREDIT FACILITY AND PAYMENTS ON ACCOUNT OF PRINCIPAL]

                         ADVANCE OF CREDIT FACILITY AND
                        PAYMENTS ON ACCOUNT OF PRINCIPAL

      Amount of                       Any       # of Days  Amount of
       Credit                      Applicable      In        Credit    Outstanding    Unused
      Facility   Rate   Interest    Maturity    Interest    Facility    Principal   Commitment
Date  Advanced   Basis    Rate        Date       Period      Repaid      Balance     Balance

====  =========  =====  ========  ============  =========  ==========  ===========  ==========

====  =========  =====  ========  ============  =========  ==========  ===========  ==========

               (b) Only the Series J Note bearing thereon a certificate substantially in the form of the Trustee's certificate of authentication hereinbefore recited, executed by the Trustee, shall be valid or become obligatory for any purpose or entitle the holder thereof to any right or benefit under this Indenture, and the certificate of authentication by the Trustee upon the Series J Note executed on behalf of the Company as aforesaid shall be conclusive evidence that the Series J Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

               (c) The aggregate principal amount of the Series J Note which may be issued and outstanding under this Indenture at any one time shall not exceed $30,000,000, exclusive of Series J Notes executed and delivered as provided in Section 2.12 of the Indenture. The Series J Note shall mature, shall be subject to mandatory prepayments, shall bear interest on the unpaid principal amount thereof, and shall be dated, shall have such interest payment dates, and shall have such other terms and conditions, all as provided in the Series J Notes and in the Series J Revolving Credit Agreement (a copy of which is attached hereto as Exhibit A and incorporated by reference herein) as the same may be amended or supplemented.

     PARAGRAPH 1.04. Covenants of the Series J Revolving Credit Agreement Incorporated. Article Five of the Indenture is hereby amended and supplemented by adding the following new Section 5.18 thereto:

               SECTION 5.18. The Company covenants and agrees for the benefit of the Series J Noteholders that on and after the date on which the Series J Note is first issued hereunder and so long as any of the Series J Note is outstanding, it will observe and perform each of the covenants contained in the Series J Revolving Credit Agreement previously delivered to the Trustee, which covenants are hereby incorporated by reference herein and deemed to be a part of this Indenture as though such covenants as now in effect were set forth in full herein. From and after the delivery to the Trustee of a certified copy of any amendment to the Series J Revolving Credit Agreement, certified by an Officer's Certificate, the Company agrees that it will observe and perform each of the covenants contained in the Series J Revolving Credit Agreement as so amended and such covenants shall thereupon be incorporated by reference hereunder and deemed to be a part of this Indenture to the same extent as those covenants referred to in the first sentence hereof. Upon the written consent of the holders of at least fifty one percent (51%) of the aggregate unpaid principal amount of the Series J Notes at the time outstanding, compliance with any of the covenants now or hereafter incorporated pursuant to this Section 5.18 may be waived.

     PARAGRAPH 1.05. Amendment of Section 5.08(a). Section 5.08(a) of the Indenture is hereby amended by inserting in the ninth line thereof, immediately after the words "the Series I Revolving Credit/Term Loan Agreement" the following: ", the Series J Revolving Credit Agreement."

     PARAGRAPH 1.06. Article Seven-C. A new Article Seven-C is hereby added to the Indenture, immediately following Article Seven-B as follows:

                                ARTICLE SEVEN-C
                   COVENANTS OF THE COMPANY IN ARTICLE SEVEN
                 EXTENDED TO THE HOLDERS OF THE SERIES J NOTES

               The Company covenants and agrees for the benefit of the holders from time to time of the Series J Notes that so long as any of the Series J Note is outstanding, the Company will perform each and every covenant set forth in Sections 7.01 through 7.09 of this Indenture, as in effect as of June 17, 1994, whether or not such covenants are amended pursuant to Article Ten of the Indenture, and whether or not performance thereof is waived by the holders of the Series B Notes on any one or more occasions pursuant to Section 7.10 of the Indenture, and such covenants are incorporated in this Article Seven-C by reference, to the same extent as though set forth in full herein; provided, however, that any of such provisions, as incorporated herein, may be amended, and performance thereof may be waived, with the written consent of the registered holders of at least fifty-one percent (51%) of the aggregate unpaid principal amount of the Series J Notes at the time outstanding.

     PARAGRAPH 1.07. Amendment of Section 8.01(c). Section 8.01(c) of the Indenture is hereby amended by deleting the word "or" following the words "Article Seven-A," and by inserting after the words "Article Seven-B," a comma and the words "or Article Seven-C."

     PARAGRAPH 1.08. Amendment of Section 8.01(d). Section 8.01(d) of the Indenture is hereby amended by deleting the word "or" after the words "Series H Note Purchase Agreement," in the third line thereof, and by inserting after the words "the Series I Revolving Credit/Term Loan Agreement" a comma and the words "or the Series J Revolving Credit Agreement."

     PARAGRAPH 1.09. Amendment of Section 8.01(e). Section 8.01(e) of the Indenture is hereby amended by inserting in the second and fourth lines thereof after the words "Series I Revolving Credit/Term Loan Agreement" a comma and by inserting after said comma the words "Series J Revolving Credit Agreement."

                                   ARTICLE 2
                            MISCELLANEOUS PROVISIONS

     PARAGRAPH 2.01. Indenture in Effect. Except as supplemented and amended by this Fourteenth Supplemental Indenture, all the covenants, agreements, terms and stipulations contained in the Indenture, as heretofore in effect, shall continue in full force and effect.

     PARAGRAPH 2.02. Counterparts. This Fourteenth Supplemental Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Fourteenth Supplemental Indenture to be duly executed on and as of the date first above written.

ATTEST:                            MISSISSIPPI CHEMICAL CORPORATION

Signed and acknowledged
in the presence of:
                                   By:  /s/ Ethel Truly
By:  /s/ Rosalyn B. Glascoe             Assistant General Counsel
     Corporate Secretary

(CORPORATE SEAL)



ATTEST:                            DEPOSIT GUARANTY NATIONAL BANK,
                                   as Trustee
Signed and acknowledged
in the presence of:
                                   By:  /s/ Susan R. Tsimortos
By:  /s/ Janice M. Powell               Vice President and Trust Officer
     Assistant Trust Officer

(CORPORATE SEAL)


STATE OF MISSISSIPPI
COUNTY OF YAZOO

     Personally appeared before me, the undersigned authority in and for the said county and state, on this 29th day of June, 1994, within my jurisdiction, the within named Ethel Truly and Rosalyn B. Glascoe, who acknowledged that they are Assistant General Counsel and Corporate Secretary, respectively, of Mississippi Chemical Corporation, a Mississippi corporation, and that for and on behalf of the said corporation, and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                        /s/ Linda G. Bentley
                                        Notary Public
My Commission expires:
May 20, 1997
(Notarial Seal)



STATE OF MISSISSIPPI
COUNTY OF HINDS

     Personally appeared before me, the undersigned authority in and for the said county and state, on this 30th day of June, 1994, within my jurisdiction, the within named Susan R. Tsimortos and Janice M. Powell, who acknowledged that they are Vice President and Trust Officer and Assistant Trust Officer, respectively, of Deposit Guaranty National Bank, a national banking association, and that for and on behalf of the said corporation, and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                        /s/ Mary E. Huskey
                                        Notary Public
My Commission expires:
February 18, 1996
(Notarial Seal)


                                   EXHIBIT A
                           REVOLVING CREDIT AGREEMENT

                                                                   June 17, 1994

     NationsBank of Tennessee, N.A. (the "Lender") hereby agrees to make to Mississippi Chemical Corporation, a Mississippi corporation (the "Company"), subject to the terms hereof and provided there is no default hereunder, revolving credit loans, all such loans outstanding and unpaid at any time to be in amount up to but not in excess of the aggregate principal amount of $30,000,000 (such amount, or such amount reduced as hereinafter provided, being herein called the "Commitment" of the Lender). The Commitment shall be available from June 30, 1994, up to the close of business on June 30, 1997. Each revolving credit borrowing under this Revolving Credit Agreement (this "Agreement") shall be made in a principal amount of at least $1,000,000.

                                   ARTICLE I
                                     TERMS

     SECTION 1.1. Revolving Credit Loans. (a) The Company agrees to execute and deliver to the Lender on the first loan closing date hereunder, against the making by the Lender of such loan to the Company, a promissory note (herein, together with any replacement notes, sometimes called the "Series J Note"), in substantially the form of EXHIBIT A attached hereto and incorporated by reference herein, properly authenticated by the Trustee. Loan closing dates may be fixed by the Company to be any Business Day from June 30, 1994, to and including June 29, 1997. The Company shall give the Lender notice (a "Borrowing Notice") not later than 11:00 a.m. Nashville time one (1) Business Day prior to any requested disbursement of a loan. Each Borrowing Notice shall be written and may be made by telecopier, overnight commercial courier, telex or cable. Each Borrowing Notice shall specify the requested date of such disbursement, the aggregate amount of such disbursement, the type of loan, i.e., Prime Rate, LIBOR Based Rate or Fixed Rate; and if a LIBOR Based Rate or Fixed Rate, the designated Eurodollar or Fixed Interest Period, as the case may be. Not later than noon Nashville time on each disbursement date, and subject to the terms and conditions hereof, the Lender will credit the proceeds of the loans to the Company's deposit account with the Lender. Each such Borrowing Notice shall obligate the Company to accept the disbursement of the loans requested thereby. Each loan shall be recorded on a schedule substantially similar to that appearing on the Series J Note (the "Schedule") by the Lender, shall be payable to the Lender and shall represent the obligation of the Company to pay either the amount of the Commitment or the aggregate unpaid principal amount of all revolving credit loans made by the Lender as recorded on the Schedule, whichever is less. Upon request of the Company, the Lender shall furnish to the Company a copy of the Schedule, as updated and revised to reflect such loans and all prior transactions under the Series J Note, in each case certified by a duly authorized officer of the Lender to be a true, correct, and complete copy of the Schedule, as then in effect. Revolving credit loans made by the Lender and payments of principal with respect to the Series J Note shall be evidenced by notations made by the Lender on the Schedule, showing the date and amount of each such loan or payment of principal; provided, however, that the failure of the Lender to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Company to make payments of principal and interest in accordance with the terms of the Series J Note. The aggregate unpaid amount of loans set forth on the Schedule shall be rebuttably presumptive evidence of the principal amount owing and unpaid on such Series J Note. Upon the request of the Lender, the Company will furnish a new Series J Note (properly authenticated by the Trustee) to replace any such Series J Note, which replaced Series J Note shall be returned simultaneously to the Company by the Lender and marked "Cancelled" and, at such time, the first notation made on the Schedule attached to such replacement Series J Note shall set forth the aggregate unpaid amount of loans appearing on the Schedule of the Series J Note being so replaced.

     (b) Notwithstanding the foregoing provisions of this Agreement, the Lender shall not be obligated to make any additional revolving credit loans during any period (1) in which an Event of Default shall have occurred and be continuing, or (2) in which all or substantially all of the manufacturing business of the Company at its Yazoo City, Mississippi manufacturing facility is shut down, closed or stopped as a direct result of both (i) any alleged or actual violation of any Environmental Laws (as defined in Section 6.5 herein) and (ii) the imposition by a federal or state court or federal agency of competent jurisdiction of a cease and desist order, temporary restraining order, preliminary injunction, permanent injunction or other equitable relief, or
(3) after the occurrence of a Material Adverse Effect, or (4) forty-four (44) days after a lien has been filed against assets of the Company or of a Restricted Subsidiary for federal income taxes which are in excess of $15 million dollars.

     SECTION 1.2. Form of Note. Each Series J Note shall bear interest, be payable at such time and place and be subject to mandatory and optional payment as provided in the form of Series J Note.

     SECTION 1.3. Agent's and Certain Other Fees. (a) As a consideration for the Lender's acting as agent for itself and for any Participating Banks (as defined in Section 10.9 herein) hereunder, the Company agrees to pay the Lender an agent's fee of $25,000 due on the initial closing date. On each anniversary date of the initial closing date (the "Anniversary Date"), the Company agrees to pay in advance to the Lender an annual agent's fee of (a) $25,000 if the Lender and its Affiliates (other than Participating Banks) collectively retain 75% or less of the principal amount of the Series J Note or (b) $10,000 if the Lender and its Affiliates (other than Participating Banks) collectively retain more than 75% of the principal amount of the Series J Note. Determination of the principal amount of the Series J Note held by the Lender and its Affiliates shall be on the basis of the average amount of the Series J Note held by them for the previous 12 months. A pro rata portion of the agent's fee shall be payable for the period from the last Anniversary Date occurring prior to June 30, 1997.

     (b) In addition, if the out-of-pocket expenses of Lender and any Participating Bank described in Section 10.7 hereof, when added to such expenses incurred in connection with the amendment of the Revolving Credit/Term Loan Agreement between Lender and the Company dated August 6, 1992 (the "Series I Loan"), do not exceed $30,000, the Company agrees to pay to the Lender a one-time closing fee equal to one-half the difference between $30,000 and such aggregate fees and expenses of Lender and any Participating Bank with respect to the Series I Loan and this Agreement. Such fees and expenses shall be designated at the initial closing date.

     (c) On the initial closing date and each Anniversary Date other than the last, the Company shall also pay the Lender a facility fee equal to .0625% of the then-existing Commitment.

     SECTION 1.4.  Nonusage Fee.  In addition to the amounts payable pursuant to
Section 1.3 above, the Company agrees to pay to the Lender a nonusage fee of 1/4 of 1% per annum (on the basis of a year having 360 days for the actual number of days elapsed) on the average daily unused portion of the Commitment from June 30, 1994, to and including the earlier of the termination of the Commitment or June 30, 1997, such amount to be payable quarterly on the last day of each March, June, September and December hereafter commencing September 30, 1994.

     SECTION 1.5. Commitment Reduction. At any time and from time to time on or before June 30, 1997, the Company may terminate or reduce the Commitment by an amount not less than $2,500,000. Once reduced, the Commitment may be increased only with the written consent of the Lender. The Commitment may not be reduced to an amount less than the principal amount of the Commitment
advanced and not repaid to the date of such reduction.   Any such optional
termination or reduction shall be without premium or penalty.

     SECTION 1.6. Changes in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable laws or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Lender or to any Participating Bank under any LIBOR Based Rate Loan made by the Lender and such Participating Bank (each of Lender and any Participating Bank is referred to in this Section 1.6 as a "Participant" and are collectively referred to as "Participants") or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of such Participant by the country in which such Participant is located, or by the jurisdiction in which such Participant has its principal office, or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve requirement, special deposit, insurance charge (including FDIC insurance on Eurodollar deposits) or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Participant or shall impose on such Participant or the London Interbank Market any other condition affecting this Agreement or LIBOR Based Rate Loans made by such Participant, and the result of any of the foregoing shall be to increase the cost to such Participant of making or maintaining its LIBOR Based Rate Loan or to reduce the amount of any sum received or receivable by such Participant hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Participant to be material, then the Company will pay to such Participant such additional amount or amounts as will compensate such Participant for such additional costs of reduction.

     (b)  If either:

          (1) The introduction of, or any change in, or in the interpretation of, any United States or foreign law, rule or regulation; or

          (2) Compliance with any directive, guidelines or request from any central bank or other United States or foreign governmental authority (whether or not having the force of law) promulgated or made after the date hereof (but excluding, however, any law, rule, regulation, interpretation, directive, guideline or request contemplated by or resulting from the report dated July 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices), affects or would affect the amount of capital required or expected to be maintained by any Participant (or any lending office of such Participant) or any corporation directly or indirectly owning or controlling any Participant (or any lending office of such Participant) based upon the existence of this Agreement, and such Participant shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on such Participant's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder (including its Commitment) to a level below that which such Participant or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account that Participant's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by such Participant (in its sole discretion) to be material, then, from time to time, the Company shall pay to such Participant such additional amount or amounts as will compensate such Participant for such reduction attributable to making, funding and maintaining its Commitment and Loans hereunder.

     (c) A certificate of each Participant setting forth such amount or amounts as shall be necessary to compensate such Participant as specified in paragraph
(a) or (b) above, as the case may be, shall be delivered to the Participant and the Company and shall be conclusive absent manifest error. The Company shall, subject to the provisions of Section 1.6(d) herein, pay each Participant the amount shown as due on any such certificate within ten (10) days after its receipt of such certificate.

     (d) Each Participant claiming any amount is due pursuant to the provisions of paragraphs (a) or (b) of this Section 1.6 shall (i) give the Company prompt written notice upon the earlier to occur of (A) any change in, or the promulgation of, any law, rule, regulation, interpretation, guideline, or request described in paragraph (a) or (b) above (a "Regulatory Change in Circumstances"), or (B) the receipt by such Participant of a notice of, or information respecting, any Regulatory Change in Circumstances, in each case, describing the Regulatory Change in Circumstances and the estimated costs or charges payable by the Company under this Section 1.6 as a result thereof, and
(ii) cooperate fully with the Company and use its best efforts to mitigate the costs and/or charges to the Company of any such Regulatory Change in Circumstances, including, without limitation, permitting the Company, in its sole discretion, either to compensate such Participant as provided in paragraph
(d) or to convert immediately (or at any time thereafter) any LIBOR Based Rate Loan to a Prime Rate Loan and compensate such Participant for the full amount of any penalties, charges, or losses resulting from such Regulatory Change in Circumstances and such conversion.

          Notwithstanding anything herein to the contrary, no amount shall be payable by reason of any Regulatory Change in Circumstances pursuant to the provisions of this Section 1.6 with respect to any period prior to the date the Company is notified of such Regulatory Change in Circumstances pursuant to this paragraph (d).

     (e) Failure on the part of any Participant to give the notice specified in subsection (d) above or to demand compensation for any increased costs or reduction in amount received or receivable or reduction in return on capital with respect to any Eurodollar Interest Period shall not constitute a waiver of such Participant's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital in such Eurodollar Interest Period. The protection of this Section 1.6 shall be available to each Participant regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition that shall have been imposed.

                                   ARTICLE II
                                    PAYMENTS

     SECTION 2.1. Repayment Generally. The Company may, without terminating or reducing the Commitment, repay the amounts advanced at the time and in the manner provided in the Series J Note.

     SECTION 2.2. Required Prepayment. At the time of each reduction in the Commitment pursuant to the provisions of Section 1.5 herein, the Company shall, if permissible under the terms of the Series J Note, prepay the Series J Note in the amount, if any, required to reduce the aggregate outstanding principal thereof to an amount not in excess of the Commitment as so reduced.

     SECTION 2.3.  Reinstatement of Commitment.  Except as provided in Section
1.5 herein, all optional prepayments made pursuant to Section 2.1 hereof prior to June 30, 1997, shall automatically reinstate the Commitment hereunder in the amount of such optional prepayments subject to the terms of the revolving credit hereinabove provided.

                                  ARTICLE III
                  REPRESENTATIONS, WARRANTIES AND COVENANT OF
                             THE COMPANY AND LENDER

     SECTION 3.1. Company Representations and Warranties. The Company represents and warrants that, as of this date:

     (a) Business and Properties; Annual Reports. The Company has heretofore furnished the Lender with copies of its annual report on Form 10-K for its fiscal year ended June 30, 1993, as filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the exhibits filed therewith (the "10-K Report"), and of its annual report to stockholders for such fiscal year (the "Stockholders' Report" and, collectively with the 10-K Report, the "Reports"). The Reports fairly describe the businesses in which the Company and its Subsidiaries are engaged, and the other matters purported to be described therein.

     (b)  Financial Condition.

          (i) Financial Statements. The Company has heretofore furnished to the Lender (x) a balance sheet of the Company as at June 30, 1993, and the related statements of operations, stockholder-members' equity and changes in financial position or statements of cash flow for the five fiscal years then ended, all reported on by independent public accountants (the "Audited Financial Statements"), and (y) unaudited balance sheets of the Company as of March 31, 1994, and the related unaudited statements of operations, stockholder-members' equity, and statements of cash flow for the three-month period then ended (the "Unaudited Financial Statements" and, collectively with the Audited Financial Statements, the "Financial Statements"). The Financial Statements, including the related notes, have been prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the financial position of the Company as at the respective dates of said statements and the results of their operations for the respective periods covered thereby, except that the Unaudited Financial Statements are subject to normal year-end audit adjustments and lack notes thereto.

          (ii) No Material Change. Since March 31, 1994, there have been no material adverse changes in the condition, financial or otherwise, of the Company and its Subsidiaries, other than changes in the ordinary course of business, as anticipated in the Reports and Financial Statements, none of which, individually or in the aggregate, have been materially adverse to the Company and its Subsidiaries, considered as a consolidated group; provided, however, the Company has indicated to Lender its current intention (a) to dispose of a minimum of 51%, up to a maximum of 100%, of the common stock of Newsprint South, Inc., such disposition to occur on June 30, 1994, or as soon as possible thereafter, and (b) to cease operating as a cooperative, as more particularly described in the Proxy Statement/Prospectus dated May 27, 1994, a copy of which has heretofore been provided to Lender.

          (iii) Properties; Liens. The Company and its Subsidiaries are the owners of the assets reflected on the audited balance sheet as of June 30, 1993, included in the Financial Statements, except for inventory sold, accounts receivable collected, patronage refunds paid, capital equity credits paid to shareholders and other assets replaced, retired or otherwise disposed of since such date in the ordinary course of business; provided, however, the Company has indicated to Lender its current intention to dispose of a minimum of 51%, up to a maximum of 100%, of the common stock of Newsprint South, Inc., such disposition to occur on June 30, 1994, or as soon as possible thereafter. The Trust Estate is, and at the Closing Date will be, free from any Liens other than the Lien of the Indenture (in the case of assets owned by the Company) and other Liens of the type described in Section 7.01 of the Indenture ("Permitted Liens"), subject only to such encumbrances on or imperfections of its title thereto as do not and would not, either with respect to any single such interest or all such interests in the aggregate, materially detract from the value of such assets, either individually or in the aggregate, to the Company and its Restricted Subsidiaries. The Lien of the Indenture is, and upon the execution, filing and recording of the Fourteenth Supplemental Indenture, the Lien of the Indenture, as supplemented, will be, a valid and perfected mortgage or security interest upon the Company's interest in the real property and mineral interests located in Yazoo and Jackson Counties, Mississippi, and in Lea and Eddy Counties, New Mexico, and described in Annex A and Annex B to the original Indenture and, to the best of the Company's knowledge, upon the other assets required by the Indenture to form part of the Trust Estate, and will secure the Series J Notes equally and ratably with the other Notes secured by the Indenture. The Trust Estate constitutes substantially all of the real and personal assets of the Company, excepting only (I) the stock of and the Company's interests in the Unrestricted Subsidiaries, and (II) stock in the Bank owned by the Company, and (III) properties and interests specifically excluded by the Indenture.

          (iv) Leases. The Company and each of its Restricted Subsidiaries has quiet enjoyment or peaceful and undisturbed possession under all leases, subleases, easements or licenses to which it is party and pursuant to which it holds or uses real property or tangible personal property located in Yazoo and Jackson Counties, Mississippi or in Lea or Eddy Counties, New Mexico, and, to the best of its knowledge, all other jurisdictions in which it holds or uses real property or tangible personal property, except where the failure to have such quiet enjoyment or peaceful and undisturbed possession would not have a material adverse effect on the Company and its Restricted Subsidiaries as a consolidated group, and none of which contains any unusual or burdensome provision which will materially and adversely affect the operations of the Company and its Restricted Subsidiaries, taken as a whole.

          (v) Indebtedness. Parts I and II of SCHEDULE A hereto list each item of Short-Term Borrowing and Funded Debt to which the Company or any of its Restricted Subsidiaries is subject, and all such Short-Term Borrowing and Funded Debt is Indebtedness which the obligor is permitted to incur and to which it is permitted to be subject, without any breach of the Indenture, and Part III of SCHEDULE A lists all instruments providing for or governing Short-Term Borrowing or Funded Debt of the Company or any Restricted Subsidiary. Complete and correct copies of the instruments and agreements referred to in Part III of SCHEDULE A have been delivered to counsel to the Lender. All restrictions contained in such instruments and agreements on the incurrence by the Company of the Indebtedness represented by the Series J Note will have been waived, or the conditions to such incurrence will have been satisfied, not later than the date of the initial closing.

     (c) Subsidiaries and Affiliates. The Company has no Subsidiaries or affiliates, other than as listed on SCHEDULE B hereto.

     (d) Restricted Subsidiaries. The only Restricted Subsidiaries under the Indenture are Mississippi Phosphates Corporation, Mississippi Potash, Inc., Mississippi Nitrogen, Inc., and the Company's 50% equity interest in Triad Chemical, a joint venture in which the remaining 50% equity interest is held by First Mississippi Corporation.

     (e) Due Corporate Organization and Authority. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Mississippi, (ii) has all requisite corporate power and authority to own and operate its properties and to conduct its business as now conducted, and has all necessary licenses, permits, consents or approvals from or by, and has made all necessary filings with, all governmental agencies or instrumentalities having jurisdiction over its business or properties, to the extent requisite for the ownership and operation of its properties and the conduct of its business, and
(iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in Alabama, Arkansas, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, New Mexico, Tennessee and Texas, which states, in the opinion of the Company, comprise each and every jurisdiction wherein its ownership or leasing of its properties or the conduct of its business makes such qualification necessary.

     (f) Judgments; Pending Litigation. Except as disclosed in SCHEDULE C hereto, there are no judgments currently outstanding and unsatisfied against the Company or any Subsidiary, and no action, proceeding or investigation is pending or threatened before any court or administrative officer or agency, and to the best of the Company's knowledge no basis exists for any such action, preceding or investigation, which, either in any case or in the aggregate, might have a material adverse effect on the consolidated financial condition of the Company and its Subsidiaries, or which might call into question the validity of the Series J Note, the other Notes currently outstanding, the Indenture, this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement or the Indenture. The Company does not consider that the matters listed on SCHEDULE C are likely to have a material adverse effect on the consolidated financial condition of the Company and its Subsidiaries.

     (g) Taxes. All tax returns required to be filed by the Company in any jurisdiction have been filed; all taxes, assessments, fees, and other governmental charges or levies (other than those currently payable without penalty) upon the Company or upon any of its assets, income or franchises, which are due and payable have been paid, other than those being contested in good faith and for which adequate provision has been made. The Internal Revenue Service has audited the Company's Federal income tax returns for all fiscal years through the fiscal year ended June 30, 1987, and, except as disclosed in SCHEDULE C hereto, has not challenged the Company's calculation of its tax liability for such years, other than challenges which have been settled, are not material in amount, or are reflected in the 10-K Report. The charges, accruals, and reserves on the Company's books in respect of Federal, state and local taxes are adequate for payment of all such taxes in respect of current periods, and the Company knows of no material additional assessments for any year for which an audit has not yet been completed (or the statute of limitations has not yet expired), which are not covered by such reserves.

     (h) No Conflict. Neither the execution or delivery of this Agreement, the Series J Note, the Fourteenth Supplemental Indenture or any instrument contemplated thereby, nor compliance with the terms and provisions hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under, or result in the creation or imposition of any Lien on any of the Company's assets pursuant to, the terms of any provision of any contract or agreement, any charter, by-law or other corporate restriction, any law, ordinance or rule or any order, certificate, license, regulation or demand of any state, territory or political subdivision thereof or any court, agency or other tribunal to which the Company or any of its assets are subject. The Company is not in material default under any of the foregoing.

     (i) Compliance with Laws, Regulations, etc. To the best of the Company's knowledge, neither it nor any of its Subsidiaries is in violation of any laws or governmental rules or regulations applicable to its business or properties (excluding any laws or governmental rules or regulations pertaining to Environmental Matters, all of which are referenced in Article VI) or any applicable order, writ, injunction, judgment or decree of any court, or any order of any governmental commission, bureau or other administrative agency, the violation of which would materially adversely affect the business, affairs, properties, operations or condition of the Company and its Subsidiaries, taken as a consolidated group.

     (j)  ERISA.

          (i) Employee Benefit Plans . Each employee benefit plan which the Company or any ERISA affiliate has established or maintained or to which the Company or any ERISA affiliate is required to contribute (collectively, the "Plans") is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (collectively and as from time to time in effect, "ERISA"), and of the Internal Revenue Code of 1986 and the rules and regulations thereunder (collectively and as from time to time in effect, the "Code"). No Plan which is a defined benefit plan has been terminated since 1974 nor are there any proceedings pending for the termination of any such Plan. There does not exist any event or condition which would permit the institution of proceedings to terminate any Plan pursuant to Section 4042 of ERISA. The current value of the benefit liabilities of any Plan which is a defined benefit plan does not exceed the current value of such Plan's assets allocable to such benefit liabilities by any material amount. There has been no failure to meet the minimum funding standard (whether or not waived) with respect to any Plan subject to Section 412 of the Code or Section 302 of ERISA, and neither the Company, any Subsidiary nor any ERISA affiliate of the Company or any Subsidiary, has failed to make any quarterly installment payment to a Plan required under Section 302(e) of ERISA or Section 412(m) of the Code. Except as set forth on SCHEDULE D hereto, neither the Company, any Subsidiary nor any ERISA affiliate of the Company or any Subsidiary has established or maintained any Plan which is an employee pension benefit plan. Neither the Company nor any ERISA affiliate has at any time established or maintained, or been subject to a requirement that it make a contribution to, a multiemployer plan. Neither the Company, nor any Subsidiary nor any ERISA affiliate of any of them will, after issuing the Series J Note at the initial closing, either (i) have incurred or become liable for any tax assessed by the Internal Revenue Service for any alleged violation of Section 4975 of the Code or any civil penalty imposed by the Department of Labor for any alleged violation of Section 406 of the Code, or (ii) have caused or permitted to occur any "prohibited transaction" within the meaning of such Section 4975 of the Code or Section 406 of ERISA with respect to any Plan or any Multiemployment Plan.

          (ii) Definition of Certain Terms. As used in this Section 3.1(j), the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan" and multiemployment plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA, the term "benefit liabilities" shall have the meaning assigned to such term in Section 4001(a) of ERISA, and the term "reportable event" shall mean a reportable event described in Section 4043(b) of ERISA as to which the 30-day notice requirement has not been waived under regulations of the PBGC.

     (k) Full Disclosure. Neither this Agreement nor any financial statements furnished by the Company to the Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made and when considered as a whole, not misleading. There is no fact known to the Company which the Company has not disclosed to the Lender in writing which materially and adversely affects the business, operations, assets, or condition, financial or otherwise, of the Company.

     (l) Brokerage and Finder's Fees and Commissions. The Company will indemnify the Lender and hold the Lender harmless in respect of any commissions, fees, judgments or expenses of any nature and kind for which the Lender may become liable to pay by reason of any claims by or on behalf of brokers, finders or agents, based on any engagement by the Company of such broker, finder or agent in connection with the transactions contemplated by this Agreement or any litigation or similar proceeding arising from such claims.

     (m) Private Sale. The Company hereby represents that neither it nor any person authorized or employed by the Company as an agent, broker, dealer or otherwise in connection with the offering of the Series J Note or any similar security of the Company has, either directly or indirectly, sold or offered for sale or disposed of, or attempted or offered to sell or dispose of, the Series J Note or any similar securities of the Company, to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with in respect thereto, any person or persons, other than the Lender, nor will the Company hereafter take any such action with respect to the Series J Note or any similar securities of the Company which would adversely affect the exemption of the sale of the Series J Note from the registration provisions of the Securities Act of 1933, as amended.

     (n) Margin Rules; Use of Proceeds. The net proceeds of the sale of the Series J Note will be used to finance costs associated with the termination of the Company's obligations with respect to Newsprint South, Inc., to finance the redemption and/or purchase of various stock series in association with the Company's ceasing to operate as a nonexempt cooperative in accordance with applicable provisions of the Code, and for other general corporate purposes in the Company's discretion. Neither the Company nor any of its Restricted Subsidiaries owns any "margin stock" within the meaning of Regulation G (12 C.F.R. part 207) of the Board of Governors of the Federal Reserve System, or has any present intention of acquiring any "margin stock" or of using any of the proceeds of the sale of the Series J Note, directly or indirectly, for the purpose of purchasing or "carrying" any "margin stock" or reducing or retiring any indebtedness which was originally incurred to purchase or "carry" any margin stock" or for any other purpose which might cause the transaction contemplated hereby to constitute a "purpose credit" within the meaning of said Regulation G, or cause this Agreement, the Fourteenth Supplemental Indenture or the Series J Note to violate said Regulation G, Regulation T or Regulation X of said Board of Governors (12 C.F.R., Parts 220 and 224), or any other regulation of the said Board of Governors, as now in effect, or Section 7 of the Securities Exchange Act of 1934, as now in effect (collectively, the "Margin Rules").

     (o) Inapplicability of Specified Statutes. The Company is not, and none of its Subsidiaries is, a "holding company" or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company controlled by or acting on behalf of an "investment company," as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of two or more "carriers," as defined in Sections 10102 or 11301 of Title 49, U.S.C. Neither this Agreement nor any transaction contemplated hereby, nor the Company's use of the proceeds of the Series J Note, is or will be in violation of any statute, regulation or executive order restricting loans to or investments in foreign countries or entities doing business therein.

     (p) Governmental Consent, etc. Neither the nature of the Company or of any of its Subsidiaries, nor any of its or their respective businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Series J Note is such as to require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement or the Fourteenth Supplemental Indenture, the offer, issue, sale or delivery of the Series J Note or fulfillment of or compliance with the terms and provisions hereof or of the Fourteenth Supplemental Indenture or the Series J Note. The Company is not required to obtain the authorization for or consent to its execution and delivery of this Agreement or the Fourteenth Supplemental Indenture, the offer, issue, sale, execution or delivery of the Series J Note, or the compliance with the terms and provisions hereof or of the Fourteenth Supplemental Indenture or the Series J Note from any governmental agency or other Person, other than its officers or directors, acting as such, and the Persons listed in SCHEDULE E hereto all of which have been, or prior to the initial closing will be, obtained.

     SECTION 3.2. Lender Representations and Warranties. The Lender hereby represents and warrants as follows:

     (a) It has sufficient knowledge and experience in financial and business matters generally to be able to evaluate the risks and merits of the investment represented by the purchase of the Series J Note and it is able to bear such risks, including without limitation, the risk of loss of such investment.

     (b) No offering statement, prospectus or offering circular containing information with respect to the Series J Note, the purposes for which the Series J Note is being issued, or the Company has been or will be prepared, and it has made its own inquiry and analysis with respect to the Series J Note and the security therefor, the Company and its Subsidiaries and other material factors affecting the security and payment of the Series J Note.

     (c) It has either been supplied with or has had access to all information, including financial statements and other financial information, of the Company and its Subsidiaries to which a reasonable investor would attach significance in making investment decisions, and it has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Company and its Subsidiaries, the Series J Note and the security therefor, so that as a reasonable investor, it has been able to make its decision to purchase the Series J Note.

     (d) It acknowledges that the Series J Note (a) is not being registered under the Securities Act of 1933 and is not being registered or otherwise qualified for sale under the "Blue Sky" laws and regulations of any state, (b) will not be listed on any stock or other securities exchange, (c) will carry no rating from any rating service, and (d) will not be readily marketable.

     (e) It is purchasing the Series J Note for its own account for investment and with no present intention of distributing or reselling the Series J Note or any part thereof, but subject, nevertheless, to the disposition of the Series J Note being at all times within its control, subject to the limitations set forth in Section 10.9 of this Agreement. The Lender agrees that the Series J Note will not be sold by it in contravention of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or in contravention of the securities laws of any state or of any other federal or state law respecting the Series J Note.

     SECTION 3.3. Covenant of the Company. The Company will at all times maintain a ratio of current assets to current liabilities, each calculated in accordance with Generally Accepted Accounting Principles, of not less than 1.30 to 1.00.

                                   ARTICLE IV
                               EVENTS OF DEFAULT

     SECTION 4.1. Defaults. The occurrence of the following shall constitute a default (herein sometimes called a "default") by the Company hereunder:

     (a) any representation or warranty made hereunder by the Company shall be false or incorrect in any material respect as of the date hereof, unless such falsity or incorrectness is no longer material or any adverse impact thereof has been cured to the satisfaction of the Lender;

     (b) the Company's failure to perform or observe any covenant or agreement contained in Article I or Article II herein, or the Company's failure to perform or observe any other covenant or agreement contained herein on its part to be performed or observed if such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to the Company by the Lender; and

     (c)  the occurrence of an Event of Default under the Indenture.

     SECTION 4.2. Remedies. If any default occurs and is continuing, then upon the election of the Lender:

     (a) the Commitment of the Lender to extend credit to the Company shall immediately terminate; and

     (b) all loans outstanding hereunder and any note evidencing the same shall immediately become due and payable upon demand without presentment, protest or other notice of any kind, all of which are hereby expressly waived.

                                   ARTICLE V
                INFORMATION TO BE FURNISHED SERIES J NOTEHOLDER

     SECTION 5.1. Financial Statements. The Company will deliver the following to each Participant, so long as such Participant holds any interest in the Series J Note, from the date of this Agreement:

     (a) as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company, and in any event within 45 days thereafter, duplicate copies of:

          (i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

          (ii) consolidated and consolidating statements of operations, stockholder-members' equity and statements of cash flow of the Company and its Subsidiaries and (in the case of the second, third and fourth quarters) for the portion of the fiscal year ending at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods for the prior year, all in reasonable detail and certified as complete and correct, subject to changes resulting from normal year-end adjustments, by the principal financial officer or the Treasurer of the Company;

     (b) as soon as practicable after the end of each fiscal year of the Company and in any event within 90 days thereafter, duplicate copies of:

          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

          (ii) consolidated statements of income, stockholder-members equity and statements of cash flow of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the corresponding figures for the prior year, all in reasonable detail and accompanied by the report thereon (except for such consolidating statements) of a firm of independent public accountants, as provided in Section 5.2 hereof;

     (c) promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its shareholders generally or by any Restricted Subsidiary to its shareholders (other than the Company) generally, and of each regular or periodic report and any registration statement or prospectus filed by the Company or any Restricted Subsidiary with any securities exchange or with the Securities and Exchange Commission or any successor agency;

     (d) upon request from the Lender or any other Participant, copies of each annual report required to be filed pursuant to ERISA in connection with each Plan for any Plan year promptly after the filing thereof, including (i) a statement of the assets and liabilities of such Plan as of the end of such Plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for Plan benefits for such Plan year, certified by a firm of independent public accountants of recognized national standing and (ii) an actuarial statement of such Plan applicable to such Plan year, certified by an enrolled actuary of recognized standing;

     (e)  without duplication of any other materials required by this Section
5.1 to be furnished to the holders of any interest Series J Note, copies of all reports and financial statements furnished to the Trustee pursuant to Section
5.06 of the Indenture and copies of any financial statements or reports furnished to the holders of any other Series of Notes; and

     (f) with reasonable promptness, such other data and information as to the business and assets of the Company and of its Restricted Subsidiaries as from time to time may be reasonably requested by the Lender or any other Participant.

     Recipients of any financial statements or reports delivered by the Company pursuant to this Section 5.1 may furnish such statements and reports required to be furnished to any regulatory authority having jurisdiction over them. The Company agrees to furnish to the Participants additional copies of the materials referred to in this Section 5.1 upon request.

     SECTION 5.2. Auditors. The Company shall employ a firm of independent public accountants of good and recognized national standing who will examine the financial statements referred to in Section 5.1(b) hereof in accordance with generally accepted auditing standards and accordingly will include in such examination such tests of the accounting records and such other procedures as they consider necessary in the circumstances. Such financial statements shall present fairly the financial position of the Company and its Subsidiaries at the end of, and the results of operations and statements of cash flow for the periods specified in, Section 5.1(b) hereof in accordance with generally accepted accounting principles. The opinion to be expressed by such firm of independent public accountants with respect to such financial statements shall be without qualification, except that such opinion (i) may contain qualifications (a) resulting from changes in accounting principles and methods agreed to by such firm of independent public accountants and (b) commonly referred to as "subject to" qualifications relating to matters the probable effect of which is not readily determinable and the outcome of which is dependent upon decisions of parties other than the Company, and (ii) will not cover consolidating financial statements.

     SECTION 5.3. Officers' Certificates. Each set of financial statements delivered to the Lender or any other Participants pursuant to Section 5.1(a) or
(b) hereof shall be accompanied by a certificate of the Chairman of the Board, the President or a Vice President and (without duplication) the chief financial officer of the Company, setting forth (i) in the case of statements delivered pursuant to Section 5.1(a) or (b) hereof, the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements (a) of Sections 7.03 and 7.04 of the Indenture, as incorporated in Article Seven-C thereof, during the most recently completed fiscal quarter covered by the income statement then being furnished and (b) of
Section 7.08 of the Indenture, as incorporated in Article Seven-C thereof, on the last day of the period covered by the income statement then being furnished,
(ii) in the case of statements delivered pursuant to Section 5.1(b) hereof, the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 7.05 and
7.07 of the Indenture, as incorporated in Article Seven-C thereof, during the period covered by the income statement then being furnished and a certification as to insurance in force at the close of the preceding fiscal year meeting the requirements of Sections 5.03(a)(2) and 5.03(b) of the Indenture, and
(iii) whether to the knowledge of such certifying officers, there exists on the date of such certificate any condition or event which then constitutes, or which after notice or lapse of time or both would constitute an Event of Default, and, if any such condition or event then exists, specifying the nature and period of existence thereof and the action being taken and proposed to be taken with respect thereto.

     SECTION 5.4. Accountants' Certificate. The report of the firm of independent public accountants covering the financial statements delivered pursuant to Section 5.1(b) hereof shall state that in making their audit of such financial statement, they have obtained no knowledge of any condition or event which then constitutes, or which after notice or lapse of time or both would constitute, an Event of Default or, if any such condition or event then exists, specifying the nature and period of existence thereof.

     SECTION 5.5. Notice of Reportable Events. The Company agrees to notify the Lender and each other Participant immediately of any fact, including but not limited to any Reportable Event, arising in connection with any Plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Plan.

     SECTION 5.6. Inspection. The Company will permit the Lender and each Participant, so long as such party holds any interest in the Series J Note, at the expense of the Participant requesting the same, to visit and inspect any of the properties of the Company or any Restricted Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and, in the presence of a representative of the Company, the Company's independent public accountants, all at such reasonable times and as often as may be reasonably requested.

                                   ARTICLE VI
                             ENVIRONMENTAL MATTERS

     SECTION 6.1. Preamble. The parties have agreed upon the following provisions set forth in this Article VI, as the exclusive provisions of this Agreement, and as the exclusive remedies of the parties under this Agreement, with respect to Environmental Laws (as herein defined). No representation, warranty or covenant under this Agreement other than those contained in this
Article VI (except closing requirements contained in Article VIII,
Section 8.1(c)) shall apply to or be construed to include Environmental Laws.

     SECTION 6.2. Company's Environmental Representations, Warranties and Covenants. Other than as set forth in the Company's Annual Report on Form 10-K for the fiscal year ending June 30, 1993, and except as described in SCHEDULE F to this Agreement, the Company represents, warrants and covenants to Lender as follows:

     (a) The Company and each Restricted Subsidiary is in compliance in all material respects with all Environmental Laws. Neither the Company nor any Restricted Subsidiary has received notice from any third party of any existing violation or alleged violation of any Environmental Law.

     (b) There is no pending, or, to the best of the Company's knowledge, threatened litigation or proceeding in law or in equity, by any commission, agency or other administrative authority or by any third party with respect to any violation or any alleged violation by the Company or any Restricted Subsidiary of Environmental Laws.

     (c) The Company covenants that it and each Restricted Subsidiary will comply in all material respects with all Environmental Laws such that no Material Adverse Effect results. The Company shall not be deemed to be in default hereunder with respect to such covenant on account of any alleged or actual violation of any Environmental Law so long as the Company is in good faith contesting such claim; provided, however, in the event of an occurrence of a Material Adverse Effect, the Lender shall not be obligated to make further advances hereunder.

     SECTION 6.3.  Required Notices.

     (a) The Company shall notify Lender promptly of the occurrence of any of the following: (i) receipt of notice from any governmental authority regarding an alleged violation of an Environmental Law relating to the operation of the Company or any Restricted Subsidiary; (ii) commencement of any judicial or administrative proceedings regarding an alleged violation of any Environmental Law by or against or otherwise affecting the Company or any Restricted Subsidiary; and (iii) receipt of written notice from a federal, state, foreign or local governmental agency or private party alleging that the Company is liable or responsible for costs associated with the response to cleanup, stabilization or neutralization of any environmental damage.

     (b) Lender shall notify the Company in writing of its determination that a Material Adverse Effect under Section 6.2(c) has occurred. Such notice shall be sent contemporaneously with Lender's termination of its obligation to continue making advances hereunder, but the Company shall have thirty (30) days in which to respond to the Lender before Lender may declare an event of default under
Article IV, Section 4.1.

     SECTION 6.4. Inspection of Records and Permits. The Company shall maintain all records and permits in force and shall provide Lender, or an accounting firm or environmental analyst employed by the Lender acting as its agent, access to such records and permits and the right to make copies thereof during the normal business hours of the Company.

     SECTION 6.5.  Definitions.

     (a) The term "Environmental Law(s)" means federal, state, or local laws, statutes, regulations, or rules, any decree, order, award, agreement, release, or notice from any federal, state, or local court, agency, government or governmental authority or any permits or licenses from any courts, agencies or other governmental authorities or any other party, including governmental standards promulgated thereunder or with respect thereto, which relate to the protection of the environment.

     (b) The term "Material Adverse Effect" means a change or effect which, in the reasonable determination of the Lender communicated to the Company in writing, constitutes a material adverse change in, or a material adverse effect upon, any of the financial condition, operations or business of the Company and its Restricted Subsidiaries taken as a whole, which (i) results from an actual violation of any Environmental Law, and (ii) which costs $25,000,000 or more to remediate, excluding expenditures for the correction of violations of Environmental Laws which can be capitalized on the balance sheet of the Company and its Restricted Subsidiaries in accordance with Generally Accepted Accounting Principles.

                                  ARTICLE VII
                                    WAIVERS

     SECTION 7.1. Waivers. No delay in the exercise of, or omission of the Lender to exercise, any right or power hereunder or under the Series J Note shall impair such right or power or be construed to be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies herein or by law afforded shall be cumulative and all shall be available to the Lender until it has been paid in full in lawful money.

                                  ARTICLE VIII
                              CLOSING REQUIREMENTS

     SECTION 8.1. Closing Conditions - Initial Loan. The Lender shall not be required to make the initial loan contemplated herein unless the Lender has been provided with:

     (a) Opinion of Counsel for the Company. An opinion of Robert E. Jones, Esq., General Counsel of the Company, dated as of June 17, 1994 ("Closing Date"), addressed to the Lender, substantially in the form of SCHEDULE G hereto, and containing such further opinions, in form and substance satisfactory to the Lender, as to such other legal matters incident to the transactions contemplated by this Agreement as the Lender may reasonably request. In giving the foregoing opinion, counsel for the Company may rely, to the extent he considers appropriate, on the opinions satisfactory in form and substance to the Lender, of local counsel satisfactory to the Lender as to matters governed by the law of any State other than Mississippi; provided, that each opinion so relied upon states that it may be relied upon by the Lender, and a copy thereof is delivered to the Lender.

     (b) Title Opinions and Title Reports. With respect to the real property in Yazoo and Jackson Counties, Mississippi, and Lea and Eddy Counties, New Mexico, constituting part of the Trust Estate:

          (i) title opinions of Messrs. Henry, Barbour & DeCell, of Yazoo County, Mississippi (in the case of property in Yazoo County, Mississippi), Messrs. Megehee, Pitcher, Tynes, Kinard & Smith, of Pascagoula, Mississippi (in the case of property in Jackson County, Mississippi), and of Messrs. McCormick, Forbes, Caraway and Tabor, of Carlsbad, New Mexico (in the case of property in Lea and Eddy Counties, New Mexico) or of other local counsel reasonably acceptable to you, to the effect that the Company or a Restricted Subsidiary, as the case may be, has good and marketable title to all such property as of the Closing Date, subject to no Liens of record, other than the Lien of the Indenture and Permitted Liens; and

          (ii) copies of title reports covering the period from August 6, 1992, to the Closing Date, supporting such opinions.

     In addition, with respect to other property of the Company and of Restricted Subsidiaries situated (or considered to have a situs) in Yazoo and Jackson Counties, Mississippi, and Lea and Eddy Counties, New Mexico, constituting part of the Trust Estate as to which the filing of UCC financing statements is the correct method of perfection, the Lender shall have received search reports of such counsel, or a search firm reasonably acceptable to the Lender, as to searches of the UCC records in the offices of the Secretary of State of the State of Mississippi, the Chancery Clerk of Yazoo and Jackson Counties, Mississippi, the Secretary of State of the State of New Mexico, and the County Clerks of Lea and Eddy Counties, New Mexico, covering the period from August 6, 1992, to such date on or prior to the Closing Date as is satisfactory to Lender, disclosing no liens of record against any such properties, other than the Lien of the Indenture and Permitted Liens.

     (c) Representations True. The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations had been made on and as of such date, except as affected by the transactions herein provided for and except for changes in the ordinary course of business since the date hereof.

     (d) No Event of Default. No event shall have occurred which (assuming that the Series J Note had been issued and outstanding on and at all times after the date hereof) would constitute an Event of Default, as defined in the Indenture or this Agreement, or with notice or lapse of time or both would become such an Event of Default.

     (e) Fourteenth Supplemental Indenture. The Fourteenth Supplemental Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee in substantially the form of SCHEDULE H hereto, and duly filed and recorded in the offices of the Chancery Clerk of Jackson and Yazoo Counties, Mississippi, and the offices of the County Clerks of Lea and Eddy Counties, New Mexico.

     (f) Trustee's Certificate. The Trustee shall deliver to the Lender a certificate stating that it has received no notice of the occurrence of a default or Event of Default under the Indenture, that it has not commenced any proceedings to accelerate the maturity of any of the Notes, and that to the best of its knowledge no such proceedings have been commenced by any holder of Notes.

     (g) Insurance. There shall be in effect policies of insurance, satisfactory in form and substance to the Lender, and issued by insurance companies reasonably satisfactory to the Lender in an amount not less than the outstanding principal amount of all Notes secured by the Indenture, including the Series J Note, insuring the Company against physical damage to or theft of the Trust Estate, and the Trustee shall be named as a mortgage loss payee and as an additional insured, as its interests may appear, under a standard loss payee rider, and the Lender shall have received a certificate, dated the Closing Date, signed by the President or a Vice President of the Company, stating that all such required insurance is then in effect together with a copy of said policy or policies.

     SECTION 8.2. Closing Conditions - Subsequent Loans. Prior to each loan closing following the first loan closing, the Company shall submit to the Lender a Borrowing Notice as described in Section 1.1 above.

                                   ARTICLE IX
                                    NOTICES

     SECTION 9.1. Notices. Any notice herein required or permitted to be given may be given in writing by depositing the same in the United States mail, postage prepaid, or by telegraph, telecopy, telex, personal delivery or overnight courier, addressed:

     To the Company as follows:

               Mississippi Chemical Corporation
               P. O. Box 388
               Yazoo City, Mississippi  39194
               Attn:  Corporate Secretary
               Fax No.:  601-746-9158

     To the Lender as follows:

               NationsBank of Tennessee, N.A.
               NationsBank Plaza
               Nashville, Tennessee  37239
               Attn:  Large Commercial Division
               Fax No.:  615-749-4762

     SECTION 9.2. Change of Address. The Company and the Lender and any of its successors in interest may change the address for service of notice upon it by a notice in writing to the other party hereto.

                                   ARTICLE X
                                 MISCELLANEOUS

     SECTION 10.1. Definitions. All capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Indenture. In addition, for all purposes hereof, the following definitions shall apply unless the context otherwise requires:

     "Affiliate" means, with respect to the Lender, a Person (other than a subsidiary) which directly or indirectly through one or more intermediaries
(i) controls, or is controlled by, or is under common control with, the Lender, or (ii) owns or controls 10% or more of the issued and outstanding shares having ordinary voting power or other rights of control of the Lender or of any Person which controls or is under common control with the Lender. For purposes of this definition, (x) a Person shall be deemed to own or control shares which such Person has the right to acquire or control through the exercise of warrants or options or the conversion of convertible securities which such Person owns or controls, and (y) the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract, or otherwise.

     "Indenture" means the Indenture of Mortgage, Deed of Trust, Assignment and Security Agreement dated as of September 1, 1976 among the Company, the New Orleans Bank for Cooperatives, John H. Farrelly, as trustee under certain deeds of trust, and Deposit Guaranty National Bank, as trustee, together with all indentures supplemental thereto.

     "Participants" has the meaning set forth in Section 1.6 herein.

     "Participating Bank" has the meaning set forth in Section 10.9 herein.

     "Reportable Event" has the meaning set forth in ERISA.

     SECTION 10.2. Accounting Terms. All accounting terms used herein which are not otherwise expressly defined shall have the meanings respectively given to them in accordance with generally accepted accounting principles.

     SECTION 10.3. Successors and Assigns. Subject to the provisions of Sections 10.9 and 10.12 herein, the terms and provisions of this Agreement shall inure to the benefit of the registered holder from time to time of the Series J Note.

     SECTION 10.4. Setoff. If the Company becomes insolvent, however evidenced, or any default occurs hereunder or any attachment of any balance of the Company is threatened, any indebtedness from the Lender to the Company, to the extent permitted by law, may be offset and applied toward the payment of the Series J Note held by the Lender, whether or not such Series J Note, or any part thereof, shall then be due. Pursuant to the intent expressed in Section 6.04 of the Indenture, the Lender hereby covenants and agrees for the benefit of the holders of all Notes of any other series issued under or secured by the Indenture that in case at any time it receives, by reasons of setoff, payment upon the Series J Note, it will purchase a portion of such other Notes of other series held by such other Noteholders so that after such purchase each Noteholder of any Note of any series issued under or secured by the Indenture will hold an unpaid principal balance bearing the same proportion to the total principal amount of such Notes of all series at such time outstanding as existed prior to such receipt through setoff by the Lender. In the event any such setoff or purchase is disturbed by legal process or otherwise, appropriate further adjustments shall be made among the same Noteholders.

     SECTION 10.5. Purchase of Series J Note. If the Company, or any Subsidiary or affiliate of the Company, purchases or otherwise acquires any interest in the Series J Note, such portion of the Series J Note shall not be considered "outstanding" for the purposes of this Agreement.

     SECTION 10.6. Home Office Payment. Notwithstanding any provision to the contrary in this Agreement or in the Indenture, the principal of, premium, if any and interest on the Series J Note and any other amounts becoming due hereunder shall be paid by wire transfer of immediately available funds delivered to the account of the Lender, or in such other reasonable manner, or to such other account or address, as may from time to time be designated in writing by the Lender by notice to the Company.

     In all cases principal, premium, if any, and interest to be paid in respect of the Series J Note shall be paid without any presentment or notation of payment, and the amount of principal so paid on the Series J Note shall be regarded as having been retired and cancelled at the time of payment.

     SECTION 10.7. Expenses. The Company will pay or reimburse the Lender for reasonable out-of-pocket expenses incurred by Lender and any Participating Bank, including, but not limited to, the legal fees and expenses of counsel in connection with their representation through the initial closing (all of which shall be invoiced at the initial closing), title examination, and other expenses incurred in connection with the negotiation, preparation,and execution of this Agreement, the Series J Note, any related loan documents, filing costs and amendment costs; provided, however, the Company shall not be obligated to pay or reimburse Lender more than $30,000 in total expenses incurred with respect to said initial closing hereunder and the amendment of the Series I Loan. If it becomes necessary to enforce payment of the Series J Note or any of the terms hereof, the Company agrees to pay reasonable attorneys fees, court costs and all costs of collection.

     SECTION 10.8. Stamp and Other Taxes. The Company hereby covenants and agrees that it will pay all United States and State documentary stamp and other taxes (including any interest or penalties thereon) which may be payable in connection with, or arising out of, the execution and delivery of this Agreement and the Series J Note issued at the Closing (or of any Series J Note subsequently delivered pursuant to the provisions of this Agreement or the Indenture) or any amendment of this Agreement or the Series J Note, and will indemnify the Lender and all other holders of any of the Series J Note from time to time against, and save the Lender and them harmless from, any liability, cost or expense, in respect of any such stamp or other taxes and any interest or penalties thereon.

     SECTION 10.9. Sale of Series J Note. The Company and the Lender agree that the Lender may sell, transfer or assign the Series J Note only as a whole, it being the intention of the parties that there shall never be more than one registered holder of the Series J Note for all purposes including the giving of notice or consent; provided, however, the Lender may, notwithstanding the above, sell to one or more (not to exceed three) financial institutions (other than Affiliates of the Lender) reasonably acceptable to the Company, participation interests in an aggregate principal amount up to 49% of the principal amount of the Series J Note. Notwithstanding the above, the Lender may sell participation interests in the Series J Note to one or more Affiliates of the Lender without limitation. The Lender shall promptly inform the Company of the identity of any purchaser and the principal amount of such purchase. In the event of the sale of any participation interest, the Lender shall remain the registered holder of the Series J Note unless (a) the holders of all participation interests, including Affiliates of the Lender (the "Participating Banks") agree with the Lender to substitute a new agent for the holders of all interests in the Series J Note which agent must be a financial institution in place of the Lender and (b) the Lender sells all of its interest (subject to outstanding participation interests) to such agent. The provisions of this Section 10.9 shall be binding upon the Lender and each successor who shall at any time become the registered holder of the Series J Note. The interests of each Participating Bank may be sold by such Participating Bank only as a whole.

     SECTION 10.10. Special Purchase Option. If (a) the Company shall (i) request the Lender to consent to a waiver under (1) Section 5.13 of the Indenture or (2) Article Seven-C of the Indenture, or (ii) give notice to the Lender that it requests, pursuant to Section 10.02 of the Indenture, its consent to an indenture or indentures supplemental to the Indenture, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, or any such supplemental indenture (other than a supplemental indenture for which, under the proviso to such Section 10.02, the consent of the holders of 100% of the Notes of every Series affected thereby is required), or a supplemental indenture waiving or amending Section 5.17 of the Indenture, (b) the Company shall concurrently request of the holders of all other Series of Notes entitled to vote or act with respect thereto (i) a like waiver of (1) such Section 5.13 of the Indenture, or (2) the provision of Article Seven-A or Seven-B of the Indenture corresponding to the provision of such Article Seven-C to which the waiver requested of the Lender pertains, or
(ii) its consent to such supplemental indenture or indentures, as the case may be, (c) the Company shall have obtained the consents referred to in clause (b) of this Section from the holders of each other Series of Notes whose consent is required for such matters, and the Company shall give notice of such fact to the Lender, which notice shall state that if the Lender does not consent to such matter, the Series J Note, including any interests of Participating Banks, shall be subject to the Company's right to purchase the Series J Note under this paragraph, and stating the date by which such consent must be given if the Company's purchase right is not to arise (which date shall be not less than 15 days after the expiration of 30 days from the later of the effective date of the Company's notice of its request under clause (a) of this Section, or the effective date of the Company's notice under this clause (c), (d) the Lender shall not have consented to the matters requested of it by the effective date of the Company's notice under clause (c) of this sentence, and (e) such consent shall not be given by the date specified in the Company's notice under clause
(c) of this sentence as the date after which the Company's right to purchase the Series J Note will arise, then, at any time within 120 days after such date, the Company may at its option, upon at least 10 days' notice to the Lender, purchase all, but not less than all, of the Series J Note, including any interests of Participating Banks, at 100% of the principal amount outstanding plus interest accrued thereon to the purchase date.

     SECTION 10.11. Amendments. This Agreement may be amended only in writing executed by the Company and the Lender.

     SECTION 10.12. Representations to Survive. All representations and warranties made herein shall survive delivery of the Series J Note and the making of the loans.

     SECTION 10.13. Entire Agreement; Counterparts. This Agreement, the Indenture and the Fourteenth Supplemental Indenture embody the entire agreement and understanding between the Lender and the Company with respect to the Series J Notes and supersede all prior agreements and understandings relating to the subject matter hereof. Except as specifically set forth herein, the provisions of this Agreement shall be for the benefit of the Lender and not for the benefit of the Participating Banks. Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one of such counterparts.

     SECTION 10.14. Governing Law. This Agreement shall be governed by the local laws of the State of Mississippi, without giving effect to the conflicts of laws provisions thereof.

                                   MISSISSIPPI CHEMICAL CORPORATION

                                   By:  /s/ Ethel Truly
                                        Assistant General Counsel



                                   NATIONSBANK OF TENNESSEE, N.A.

                                   By:  /s/ Michael D. McKay
                                        Senior Vice President

                                   EXHIBIT A

                    THIS NOTE HAS NOT BEEN REGISTERED UNDER
                 THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY
                  STATE SECURITIES LAWS AND MAY NOT BE RESOLD,
                TRANSFERRED OR ASSIGNED WITHOUT REGISTRATION OR
             WITHOUT OBTAINING AN EXEMPTION FROM SUCH REGISTRATION

                        MISSISSIPPI CHEMICAL CORPORATION
                        Revolving Credit Note, Series J
                          Final Maturity June 30, 1997

Date of initial advance:
                         ---------------

$30,000,000 (Maximum advance)

     FOR VALUE RECEIVED, the undersigned MISSISSIPPI CHEMICAL CORPORATION, a Mississippi corporation (hereinafter with its successors, referred to as the "Company"), hereby promises to pay to NationsBank of Tennessee, N.A. (hereinafter referred to as the "Payee"), or its duly registered assigns, on dates set forth below, the lesser of the principal sum of THIRTY MILLION DOLLARS ($30,000,000) or the aggregate unpaid principal amount of all Revolving Credit Loans (as hereinafter defined) made by the Payee to the Company hereunder, and to pay interest from the date hereof on the principal amounts hereof from time to time outstanding at a rate or rates per annum as hereinafter set forth.

Revolving Credit Agreement

     This Note is issued pursuant to the provisions of, inter alia, the Series J Revolving Credit Agreement (as hereinafter defined) between the Payee and the Company dated as of June 17, 1994, to which Agreement reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were or are to be made.

Definitions

     The following terms, as used in this Note, shall have the following meanings:

     "Credit Facility" means the maximum amount available to be lent by the Payee to the Company pursuant to the Series J Revolving Credit Agreement, initially, $30,000,000.

     "Credit Facility Reduction Notice" means a written notice by the Company to the Payee pursuant to which the Company elects to reduce the amount of the Credit Facility which reduction shall be in minimum increments of $2,500,000.

     "Eurodollar Business Day" means any day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in London and New York City.

     "Eurodollar Interest Period" means for each LIBOR Based Rate Loan, the period during which interest at the LIBOR Based Rate, determined as provided in this Note, shall be applicable, provided, however, that each such period shall be either one (1), two (2), three (3), six (6) or twelve (12) months, which shall be measured from the date specified by the Company in each Eurodollar Rate Request for the commencement of the computation of interest at the LIBOR Based Rate, to the numerically corresponding day in the calendar month in which such period terminates; provided, however, that if there is no such numerically corresponding day in such succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; provided, however, that if such next succeeding Business Day follows in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day. The Company may not elect any Eurodollar Interest Period which ends later than the Final Maturity Date. Interest shall accrue from and including the first day of a Eurodollar Interest Period to but excluding the last day of such Eurodollar Interest Period.

     "Eurodollar Rate Request" means telephonic notice by the Company to be received by the Payee by 11:00 am (Nashville time) one (1) Eurodollar Business Day (or the latest Payee Business Day prior thereto if such day is not a Payee Business Day) prior to the date specified in the Eurodollar Rate Request for the commencement of the Eurodollar Interest Period, and specifying the amount of the LIBOR Based Rate Loan and the applicable Eurodollar Interest Period desired by the Company for such LIBOR Based Rate Loan. The Company shall promptly confirm such notice in writing.

     "Final Maturity Date" means the date all of the principal of, premium, if any and interest on the Series J Note is payable, whether by scheduled installments, acceleration or otherwise.

     "Fixed Rate" means a fixed rate of interest equal to the rate on U.S. Treasury Notes with comparable terms and maturities approximately equal to the Fixed Rate Interest Period plus 2.00% per annum.

     "Fixed Rate Interest Period" means for each Fixed Rate Loan, the period during which such loan bears interest at a Fixed Rate. If a Fixed Rate Interest Period would otherwise end on a day which is not a Business Day, such Fixed Rate Interest Period shall end on the next succeeding Business Day; provided, however, that if such next succeeding Business Day follows in a new month, such Fixed Rate Interest Period shall end on the immediately preceding Business Day. The Company may not elect any Fixed Rate Interest Period which ends later than the Final Maturity Date. Interest shall accrue from and including the first day of a Fixed Rate Interest Period to but excluding the last day of such Fixed Rate Interest Period.

     "Fixed Rate Request" means written notice by the Company that it elects to have all or a portion of the outstanding principal amount of this Note bear interest at a Fixed Rate, which notice shall specify the principal amount of such Fixed Rate Loan and the duration of the Fixed Rate Interest Period.

     "LIBOR Based Rate" means a rate per annum equal to the sum of (a) the LIBOR Rate for dollar deposits approximately equal in principal amount to the LIBOR Based Rate Loan requested in the Eurodollar Rate Request and with a maturity comparable to the Eurodollar Interest Period in question, plus (b) 1.25% for any Eurodollar Interest Period or portion thereof.

     "LIBOR Rate" means, with respect to any LIBOR Based Rate Loan for any Eurodollar Interest Period, the interest rate per annum for deposits in Dollars which currently appears on the Telerate Screen Page 3807 (as defined herein) (rounded up to the next 1/16 of 1% if such rate appears as a fraction smaller than 1/16 of 1%) as of 12:00 noon, Nashville time, on the day that is one (1) Eurodollar Business Day preceding the first day of the applicable Eurodollar Interest Period. If no such offered rate appears on the Telerate Screen Page 3807, the rate in respect of the applicable Eurodollar Interest Period will be the rate per annum (rounded up to the next 1/16 of 1% if such rate is a fraction smaller than 1/16 of 1%) at which deposits in Dollars are offered by the Reference Banks (as hereinafter defined) at approximately 12:00 noon, Nashville time, on the date that is one (1) Eurodollar Business Day preceding the commencement of such applicable Eurodollar Interest Period to prime banks in the London interbank market for a period of time equal to such applicable Eurodollar Interest Period in a Representative Amount (as hereinafter defined). Payee will request each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such applicable Eurodollar Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the LIBOR Based Rate will be unavailable and such loan amount shall bear interest at the Prime Rate.

     "Payee Business Day" means a day on which commercial banks in Nashville, Tennessee, are not authorized or required to close.

     "Prime Rate" means the fluctuating reference or benchmark rate of interest that is publicly announced by NationsBank of Tennessee, N.A. as its Prime Rate to be in effect from time to time with any changes in such Prime Rate to be effective on the date of the public announcement of such change. The Prime Rate is not necessarily the lowest rate of interest charged by NationsBank of Tennessee, N.A.

     "Quarterly Payment Date" means the last day of each March, June, September and December commencing on the first such day following the date of the initial advance under the Series J Revolving Credit Agreement.

     "Reference Banks" means the principal London offices of Barclays Bank PLC, National Westminister Bank PLC, Bankers Trust International, Ltd. and Bank of Tokyo, Ltd.

     "Revolving Credit Loan" means a Prime Rate, LIBOR Based Rate or Fixed Rate Loan made pursuant to the Series J Revolving Credit Agreement.

     "Series J Revolving Credit Agreement" means the Revolving Credit Agreement between the Company and NationsBank of Tennessee, N.A., dated as of June 17, 1994, as the same is amended or supplemented.

     "Telerate Screen Page 3807" means the display designated as page 3807 on the Telerate Screen (or such other page as may replace page 3807 on that service for the purpose of displaying London interbank offered rates of major banks).

Interest Rate

     All advances hereunder shall, unless the Company otherwise elects as hereinafter set forth, bear interest at the Prime Rate. The Company shall have the right at any time, on prior irrevocable written or telex notice to the Payee not later than 11:00 a.m., Nashville time, to convert any Prime Rate, Fixed Rate, or LIBOR Based Rate Loan into a Revolving Credit Loan of another type, or to continue any LIBOR Based Rate Loan for a Eurodollar Interest period or any Fixed Rate Loan for a Fixed Rate Interest Period (specifying in each case the Interest Period to be applicable thereto), subject in each instance to the following: (a) no LIBOR Based Rate Loan shall be converted at any time other than at the end of the Eurodollar Interest Period applicable thereto; (b) no Fixed Rate Loan shall be converted at any time other than at the end of the Fixed Rate Interest Period applicable thereto unless the Company also pays at the same time the prepayment penalty, if any, due hereunder as specified in the section on Prepayments; (c) each conversion shall be effected by applying the proceeds of the new LIBOR Based Rate, Fixed Rate, and/or Prime Rate Loan, as the case may be, to the Revolving Credit Loan (or portion thereof) being converted; and (d) the number of LIBOR Based Rate Loans and Fixed Rate Loans at any time outstanding shall not exceed an aggregate of five (5). Each Fixed Rate Request and/or Eurodollar Rate Request shall be irrevocable and shall refer to this Note and specify (i) the identity and principal amount of the particular Revolving Credit Loan that the Company requests be converted or continued, (ii) if such notice requests conversion, the date of such conversion (which shall be a Business Day for Fixed Rate Loans and a Eurodollar Business Day for LIBOR Based Rate Loans), and (iii) if a Revolving Credit Loan is to be converted to a LIBOR Based Rate Loan or a Fixed Rate Loan or a LIBOR Based Rate Loan or Fixed Rate Loan is to be continued, the Eurodollar or Fixed Rate Interest Period with respect thereto. In the event the Company shall not give notice to continue any LIBOR Based Rate or Fixed Rate Loan for a subsequent period, such Revolving Credit Loan (unless repaid) shall automatically be converted into a Prime Rate Loan. If the Company shall fail to specify in the request the type of borrowing or, in the case of a Fixed Rate Loan, the applicable Fixed Rate Interest Period, the Company will be deemed to have requested a Prime Rate Loan. If the Company shall fail to specify in any Eurodollar Rate Request the applicable Eurodollar Interest Period, the Company will be deemed to have selected a Eurodollar Interest Period of one (1) month's duration. Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and be continuing, no LIBOR Based Rate or Fixed Rate Loan may be continued and no Prime Rate Loan may be converted into a Fixed Rate or LIBOR Based Rate Loan.

Interest Payments

     All payments hereunder shall be made in lawful money of the United States of America, with interest on the whole of said principal amount remaining from time to time unpaid from the date hereof at a LIBOR Based Rate, the Prime Rate or a Fixed Rate and as provided herein, until the principal hereof shall become due and payable (whether at maturity, on a date fixed for prepayment, by acceleration or otherwise). Interest shall be computed in all cases on the basis of a 360-day year for the actual number of days elapsed. Interest shall be payable as follows: with respect to any portion of this Note bearing interest at a LIBOR Based Rate (a "LIBOR Based Rate Loan"), interest shall be payable on the last day of each applicable Eurodollar Interest Period, unless such Eurodollar Interest Period exceeds three (3) months, in which event interest shall be payable with respect to the principal amount bearing interest at such LIBOR Based Rate on each Quarterly Payment Date occurring after the first day of the Eurodollar Interest Period through the last day of such Eurodollar Interest Period, and on the last day of each Eurodollar Interest Period; with respect to any portion of this Note bearing interest at the Prime Rate (a "Prime Rate Loan"), interest shall be payable on each Quarterly Payment Date; with respect to any portion of this Note bearing interest at a Fixed Rate (a "Fixed Rate Loan"), interest shall be payable on each Quarterly Payment Date and on the last day of each Fixed Rate Interest Period, in each case commencing on the first such date following the making of such loan.

Place of Payments; Default Rate

     The principal of, premium, if any, and interest on this Note shall be payable at the principal office of NationsBank of Tennessee, N.A., or at such other place as the registered holder may designate from time to time in writing which designation shall be made at least ten (10) days before such principal, premium or interest is due. Without limitation of any other rights of the holder, overdue payments of principal (including any overdue prepayment of principal) or premium, if any, and (to the extent permitted by applicable law) overdue payments of interest shall bear interest at the rate applicable to such overdue principal, plus two percent (2%) per annum.

Maximum Rate

     Notwithstanding the above, in no event whatsoever shall the interest rate applicable to this Series J Note exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest rate applicable to this Series J Note exceeds the maximum permissible rate under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts paid to the Payee that exceed such maximum amounts shall be applied to the reduction of the principal balance of this Series J Note and/or refunded to the Company so that at no time shall the interest rate applicable to this Series J Note exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between the Company and the Payee with respect to this Series J Note.

Principal Advances and Payments

     Subject to the provisions of the Series J Revolving Credit Agreement, the Company may request (upon one day's notice in writing) that the Payee advance an amount in increments of $1,000,000 which, when added to the amount previously requested and still unpaid, does not exceed the Credit Facility.

     Unless sooner paid, all outstanding principal on this Note, together with any unpaid accrued interest, shall be payable on June 30, 1997.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the Payee on Schedule I attached hereto or on a form substantially similar to said Schedule I attached hereto and made a part hereof, or otherwise recorded by the Payee in its internal records; provided, however, that the failure of the Payee to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Company to make the payments of principal and interest in accordance with the terms of this Note and the Series J Revolving Credit Agreement.

     In the event any day on which payment of principal or interest is due is not a Payee Business Day, such payment may be made on the next succeeding Payee Business Day.

Change in Legality

     Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Payee to make or maintain any LIBOR Based Rate Loan or to give effect to its obligations as contemplated in the Series J Revolving Credit Agreement, then, by written notice to the Company describing such changes, the Payee may
(1) declare that LIBOR Based Rate Loans will not thereafter be made by the Payee under the Series J Revolving Credit Agreement, whereupon the Company shall be prohibited from requesting LIBOR Based Rate Loans from the Payee unless such changes are subsequently withdrawn or otherwise rendered ineffective, notice of which shall be promptly provided by the Payee to the Company; and (2) require that all outstanding LIBOR Based Rate Loans shall be converted to Prime Rate Loans, in which event (a) all such LIBOR Based Rate Loans shall be automatically converted without penalty or additional charge to the Company to Prime Rate Loans as of the effective date of such notice as set forth below and (b) all payments and prepayments of principal that would otherwise have been applied to repay the converted LIBOR Based Rate Loans shall instead be applied to repay the Prime Rate Loans resulting from the conversion of such LIBOR Based Rate Loans.

     For purposes of the preceding paragraph, a notice to the Company by the Payee shall be effective, if lawful, on the last day of the Eurodollar Interest Period for each respective LIBOR Based Rate Loan; in all other cases, such notice shall be effective on the later of (i) the date of receipt by the Company or (ii) the date set forth in such notice.

Alternate Rate

     Anything herein to the contrary notwithstanding, if, prior to the determination of the LIBOR Based Rate in respect of any Eurodollar Rate Request as herein provided, Payee advises the Company in writing that (i) dollar deposits in the amount of a requested principal amount of a LIBOR Based Rate Loan are not generally available in the London Interbank Market; (ii) the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Payee of making or maintaining such LIBOR Based Rate Loan during such Eurodollar Interest Period; or (iii) reasonable means do not exist for ascertaining the LIBOR Rate, any request by the Company for a LIBOR Based Rate Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Prime Rate Loan. Each determination by the Payee hereunder shall be conclusive absent manifest error. If at any time subsequent to the giving of such notice Payee determines that because of a change in circumstances the LIBOR Based Rate is again available, Payee shall so advise the Company and the Company shall have the option to convert the rate of interest payable hereunder from the Prime Rate to the LIBOR Based Rate by submitting a Eurodollar Rate Request to Payee and otherwise complying with the provisions of this Note with respect thereto.

Prepayments

     The Company shall have the right to prepay (a) any Prime Rate Loan at any time, in whole or in part, and (b) each LIBOR Based Rate Loan, in whole or in part, on the last day of the applicable Eurodollar Interest Period for such loan, in each case at the prepayment price of the principal amount to be prepaid plus interest to the prepayment date, without premium or penalty; provided any prepayments shall be in principal increments of $1,000,000 or greater.

     The Company shall have the right at any time to prepay any Fixed Rate Loan, in whole or in part, at the redemption price of 100% of the principal amount so prepaid plus interest to the prepayment date, plus the Yield-Maintenance Premium, if any.

     As used herein, "Yield Maintenance Premium" shall mean an amount equal to the quotient of: (A) the product of (1) the outstanding principal amount of the Fixed Rate Loan immediately prior to prepayment, multiplied by (2) the excess of the Fixed Rate applicable thereto over the sum of two percent (2%) per annum plus the annual yield on a United States Treasury Bond having substantially the same maturity as the Fixed Rate Loan (the "Treasury Bond Yield"), as such yield is reported in The Wall Street Journal or, in the event such Treasury Bond Yield is no longer published in The Wall Street Journal, a similar publication acceptable to Payee, on the fifth (5th) business day preceding the date of prepayment and (3) the number of months remaining in the Fixed Rate Loan term; divided by (B) twelve (12). Such quotient shall be discounted to present value as of the date of prepayment by applying a discount rate equal to the Treasury Bond Yield.

     This Note or the installments thereof so prepaid will cease to bear interest on the specified prepayment date, provided funds for its prepayment are on deposit with the Payee or with the Trustee at that time, and this Note or such installments shall no longer be entitled to the benefit of the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture.

Indenture

     This Note is the sole note of an authorized issue of notes of the Company, as provided in the Indenture mentioned below and is herein called the "Series J Note," of the series designated "Revolving Credit Notes, Series J, Final Maturity June 30, 1997," limited to $30,000,000 in aggregate principal amount outstanding, all issued and to be issued under and equally and ratably secured by an Indenture of Mortgage, Deed of Trust, Assignment and Security Agreement dated as of September 1, 1976, among the Company, the New Orleans Bank for Cooperatives (now the National Bank for Cooperatives), John H. Farrelly, as trustee under certain deeds of trust, and Deposit Guaranty National Bank, as Trustee (said indenture, together with all indentures supplemental thereto, being herein called the "Indenture" and said corporate trustee or its successor as trustee being herein called the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and remedies and limitations of said rights and remedies of the holders of the Series J Note, and of the rights, powers, duties and immunities of the Trustee thereunder, and of the rights and obligations of the Company thereunder, and the terms and conditions upon which the Series J Note is, and will be, issued and secured. This Note is entitled to the benefits of the Indenture. By accepting this Note, each holder agrees to be bound by and subject to the provisions of the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than fifty-one percent (51%) of the aggregate unpaid principal amount of all Notes and of not less than fifty-one percent (51%) of the unpaid principal amount of each Series of Notes at the time outstanding except for the Series D, E and F Pollution Control Notes, the Series G Industrial Development Note, and any other Notes with respect to which the Supplemental Indenture relating to the issuance of such series of Notes provides that such series shall not have the series vote, or, if one or more but not all of the series of Notes then outstanding would be affected by such amendment, modification or alteration, of not less than fifty-one percent (51%) in aggregate unpaid principal amount of the Notes of each series so affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provision to, or changing in any manner, or eliminating any of the provisions of, the Indenture; provided however, that without the written consent of the holders of one hundred percent (100%) in aggregate unpaid principal amount of any series of Notes affected thereby at the time outstanding, no such supplemental indenture shall (1) extend the final maturity of any Note of such series or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the prepayment thereof, or reduce the amount required to be paid as a mandatory prepayment of any Note of such series or extend the time within which any such prepayment is to be made or alter the manner in which any note of such series is selected for prepayment, or (2) affect the rights of holders of some of the Notes without similarly affecting the rights of the holders of all of the Notes at the time outstanding, or (3) create any priority with respect to Notes of any series over Notes of any other series, or (4) reduce the aforesaid percentages of the principal amount of the Notes or any series thereof required to approve any such supplemental indenture or reduce the percentage required to effectuate a waiver as referred to in the next sentence, or (5) amend Section 10.02 of the Indenture. The Indenture also provides that the holders of not less than fifty-one percent (51%) in aggregate unpaid principal amount of any or each series of Notes at the time outstanding may on behalf of the holders of all Notes of such series or all series, respectively, waive compliance with or failure to comply with certain covenants contained in the Indenture.

Default

     If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all Notes may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Trustee or the holders of the Notes shall be entitled to recover reasonable counsel fees incurred in any action, suit or proceeding brought to enforce the Notes or the Indenture in which judgment is recovered.
Registration

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to herein.

     Subject to the restrictions on transfer set forth in the Indenture and the Series J Revolving Credit Agreement, transfers of this Note may be registered upon a register maintained for such purpose by the Trustee, as provided in the Indenture. Prior to due presentment of this Note for registration of transfer, the Company may treat the registered holder hereof as the absolute owner of this Note for the purpose of receiving all payments of principal, premium, if any, and interest hereon and for all other purposes hereof, of the Series J Revolving Credit Agreement and of the Indenture.

Liability

     No recourse shall be had for the payment of the principal of, or the interest on, this Note or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, officer, director or stockholder, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Controlling Law

     This Note is made and delivered in Jackson, Mississippi, and shall be governed by the local laws of the State of Mississippi without giving effect to the conflicts of laws provisions thereof.

Waiver

     The parties hereto, including the Company and any and all guarantors, endorsers and pledgors, hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     IN WITNESS WHEREOF, MISSISSIPPI CHEMICAL CORPORATION has caused this Note to be signed in its corporate name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by a manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

(CORPORATE SEAL)                   MISSISSIPPI CHEMICAL CORPORATION

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:
ATTEST:

By:
   ---------------------------
   Name:
   Title:

     This is the Series J Note described in the Indenture referred to herein.

                                   DEPOSIT GUARANTY NATIONAL BANK
                                   as Trustee

                                   By:
                                      -----------------------------
                                      Authorized Officer


                                   SCHEDULE I

       [FORM OF ENDORSEMENT OF SERIES J NOTE WITH RESPECT TO ADVANCES OF
             CREDIT FACILITY AND PAYMENTS ON ACCOUNT OF PRINCIPAL]

                         ADVANCE OF CREDIT FACILITY AND
                        PAYMENTS ON ACCOUNT OF PRINCIPAL

      Amount of                       Any       # of Days  Amount of
       Credit                      Applicable      In        Credit    Outstanding    Unused
      Facility   Rate   Interest    Maturity    Interest    Facility    Principal   Commitment
Date  Advanced   Basis    Rate        Date       Period      Repaid      Balance     Balance

====  =========  =====  ========  ============  =========  ==========  ===========  ==========

====  =========  =====  ========  ============  =========  ==========  ===========  ==========

                                   SCHEDULE A
                            SHORT-TERM BORROWING AND
                             FUNDED DEBT AT 5/31/94

                                                     OUTSTANDING
I. FUNDED DEBT                                    PRINCIPAL AMOUNT

   A.  NOTES SECURED BY THE INDENTURE

       1.  Series A Notes issued by the Bank
           Note No. 6392                             $12,500,000

       2.  Jackson County, Mississippi,
           Pollution Control Notes,                  $ 8,105,000
           Series D and F

       3.  Yazoo County, Mississippi,
           Pollution Control Note, Series E,
           and Industrial Development Note,          $ 7,400,000
           Series G

       4.  Series H Note held by John Hancock
           Variable Life Insurance Company           $ 3,600,000

       5.  Series I Note held by NationsBank
           of Tennessee, N.A.                        $       -0-

           TOTAL SECURED BY INDENTURE                $31,605,000


   B.  OTHER FUNDED DEBT

       1.  Capitalized Lease, Farm Credit
           Leasing (Mississippi Phosphates           $   423,203
           Corporation)

       2.  9.5% Subordinated Notes due July 1,       $ 3,148,200
           1999

           TOTAL OTHER FUNDED DEBT                   $ 3,571,403
           TOTAL FUNDED DEBT                         $35,176,403


                                                     OUTSTANDING
II.SHORT-TERM BORROWING                           PRINCIPAL AMOUNT

   A.  Revolving commodity loan due 11/1/94
       issued by the Bank under Amended and
       Restated Line of Credit Agreement No.
       6871(B) dated 10/22/93 (not to exceed
       $20,000,000 at any one time                   $     -0-
       outstanding)

   B.  Revolving seasonal working capital loan
       due 11/1/94 issued by the Bank under
       Amended and Restated Line of Credit
       Agreement No. 6872(B) dated 10/22/93
       (not to exceed $20,000,000 at any one
       time outstanding)                             $     -0-

   C.  Line of credit agreement dated 10/19/92
       with Deposit Guaranty National Bank for
       up to $5,000,000 for operating capital
       purposes and as backup for control
       disbursement                                  $     -0-

   D.  Bankers Acceptances under Acceptance
       Agreement dated January 1, 1994,
       between Mississippi Phosphates
       Corporation and NationsBank of                $ 3,470,000
       Tennessee, N.A.

   E.  Revolving Loan Note in favor of
       NationsBank of Tennessee, N.A., dated
       April 26, 1994, and maturing
       December 1, 1994 (not to exceed
       $5,000,000 at any one time outstanding)       $     -0-

       TOTAL SHORT-TERM BORROWING                    $ 3,470,000

       TOTAL SHORT-TERM BORROWING AND
       FUNDED DEBT                                   $38,646,403

III. INSTRUMENTS PROVIDING FOR OR GOVERNING SHORT-TERM BORROWING AND FUNDED
     DEBT

     A. Indenture or Mortgage, Deed of Trust, Assignment and Security Agreement dated as of September 1, 1976, among the Company and New Orleans Bank for Cooperatives (now National Bank for Cooperatives) and John H. Farrelly, as trustee under certain deeds of trust, and Deposit Guaranty National Bank, as Trustee, as amended and supplemented by the First through Thirteenth Supplemental Indentures.

     B. Loan Agreement No. 6392 dated April 24, 1987, between the Company and the Bank, providing for a loan in the original principal amount of $35,000,000, represented by Note No. 6392 referred to as Item 1 of
          Part I.A of this Schedule A.

     C. Note Purchase Agreement dated as of December 6, 1989, among the Company and John Hancock Variable Life Insurance Company, referred to as Item 4 of Part I.A of this Schedule A.

     D. Revolving Credit/Term Loan Agreement dated as of August 6, 1992, between the Company and NationsBank of Tennessee, N.A., referred to as
          Item 5 of Part I.A of this Schedule A.
     E. Capitalized Lease Proposal Number DL05-60257 dated November 25, 1991, between Farm Credit Leasing Services Corporation and Mississippi Phosphates Corporation, referred to as Item 1 of Part I.B of this Schedule A.

     F. Indenture dated as of May 1, 1989, between the Company and Sunburst Bank, as Trustee, providing for the issuance by the Company of the Subordinated Notes referred to as Item 2 of Part I.B of this Schedule A.

     G. Amended and Restated Line of Credit Agreement No. 6871(B) dated October 22, 1993, between the Company and the Bank, providing for a revolving commodity loan in the maximum principal amount of $20,000,000, represented by Note No. 6871(B) referred to as Item A of
          Part II of this Schedule A.

     H. Amended and Restated Line of Credit Agreement No. 6872(B) dated October 22, 1993, between the Company and the Bank, providing for a revolving seasonal working capital loan in the maximum principal amount of $20,000,000, represented by Note No. 6872(B) referred to as Item B of Part II of this Schedule A.

     I. Letter agreement dated October 19, 1992, between the Company and Deposit Guaranty National Bank, providing for an unsecured line of credit of up to $5,000,000 for operating capital purposes and as backup for control disbursement, referred to as Item C of Part II of this Schedule A.

     J. Acceptance Agreement dated January 1, 1994, whereby Mississippi Phosphates Corporation appoints NationsBank of Tennessee, N.A., as attorney-in-fact to execute, accept and discount drafts on its behalf in an amount up to $10,000,000, referred to as Item D of Part II of this Schedule A.

     K. Revolving Loan Note of the Company in favor of NationsBank of Tennessee, N.A., dated April 26, 1994, and maturing December 1, 1994, in the maximum principal amount of $5,000,000.


                                   SCHEDULE B
                          SUBSIDIARIES AND AFFILIATES

SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES)

     Newsprint South, Inc.

     NSI Land Corporation

     Newsprint South Sales Corp.
       (a subsidiary of Newsprint South, Inc.)


RESTRICTED SUBSIDIARIES

     Triad Chemical

     Mississippi Phosphates Corporation

     Mississippi Potash, Inc.

     Mississippi Nitrogen, Inc.

AFFILIATES

     The Company has a 50% interest in Triad Chemical, a joint venture with First Mississippi Corporation, which is considered a Restricted Subsidiary.


                                   SCHEDULE C
                        JUDGMENTS AND PENDING LITIGATION

1. PROPOSED DEFICIENCIES ASSESSED AGAINST MISSISSIPPI CHEMICAL CORPORATION BY THE INTERNAL REVENUE SERVICES FOR TAX YEARS ENDED JUNE 30, 1983, 1984, AND 1985

     In connection with an Internal Revenue Service audit of fiscal years 1985 through 1987, the Company, on June 21, 1989, received an Examination Report which proposed adjustments totaling approximately $3,300,000 to the Company's tax liability for tax years 1983, 1984 and 1985. Interest on the proposed deficiencies would be approximately $2,920,000 through June 30, 1993. It is the Service's position that Section 277 of the Internal Revenue Code prohibits non-exempt cooperatives from carrying back losses incurred on patronage business. It is the Company's position that, as a matter of law, Section 277 does not apply to the Company. On July 9, 1990, the Company filed with the District Director of the Internal Revenue Service its protest of the proposed deficiency. The case has been placed in suspense pending further developments in a similar case, Buckeye Countymark, Tax Court Docket No. 29412-87. The Company intends to vigorously defend its position in this matter. If the Company is unsuccessful, the relevant losses may be carried forward to succeeding tax years.

2. PROPOSED DEFICIENCIES ASSESSED AGAINST MISSISSIPPI CHEMICAL CORPORATION BY THE STATE TAX COMMISSION FOR FISCAL YEARS ENDED JUNE 30, 1984 AND 1985

     On October 27, 1987, the Mississippi State Tax Commission, Bureau of Audit, assessed against the Company a deficiency for the fiscal years ended
     June 30, 1984, and June 30, 1985, in income tax, franchise tax, penalty and interest in the amount of $470,000. Interest would apply from the date of the assessment until the matter is resolved. On January 30, 1990, the Mississippi State Tax Commission affirmed the assessment. The principal issues are (i) whether direct accounting should be used for operations of the Company in Alabama, Florida, and New Mexico, and (ii) whether the property, payroll and sales factors of the apportionment formula should be modified by excluding from the denominator of the factor the property accounted for by direct accounting. On May 23, 1990, the Company filed a Complaint against the State Tax Commission in the Chancery Court of Yazoo County, Mississippi, seeking a reversal of the Commission's order of January 30, 1990, and a determination of no assessment in income or franchise taxes for the years at issue. A three-day trial was held in May 1994, and a schedule was established for filing of written briefs by the Company and the State Tax Commission beginning July 1, 1994, and during the following 31 days.

3.   POTASH LITIGATION

     On April 1, 1993, the first of 12 class action lawsuits was filed against the Company and other United States and Canadian potash producers. These suits were consolidated into a single action in Minnesota.

     In addition, other actions containing substantially similar allegations were filed in United States District Courts in Illinois and Virginia. These suits were also consolidated with the Minnesota proceeding.

     In these consolidated complaints, plaintiffs alleged that, beginning in 1987, the Canadian potash producers conspired to fix the price of potash sold in the United States in violation of the federal antitrust laws, specifically Section 1 of the Sherman Act. The conspiracy allegedly spread to include the United States producers named as defendants. For the violations, plaintiffs requested an injunction prohibiting the defendants from continuing the alleged conspiracy, unspecified monetary damages, and attorneys' fees.

     A state court action was also filed against the Company and other United States and Canadian potash producers in the Superior Court of California. Similarly, this action alleged that a price-fixing conspiracy existed among the defendants, which violated California Uniform Competition Statutes. This suit was removed to Federal Court and consolidated with the Minnesota cases.

     Upon motion made by defendants, the Minnesota District Court, on December 8, 1993, disqualified certain of the plaintiffs' attorneys in the consolidated action, finding the plaintiffs' claims were based on privileged information improperly or illegally disclosed to plaintiffs. The Court further ordered plaintiffs to file amended complaints, each with an affidavit stating the basis for the allegations contained therein, within 30 days of the date of its order.

     All of the plaintiffs have now filed amended complaints. The Company has not been named as a defendant in any of the amended Minnesota filings. In addition, the Company has been voluntarily dismissed by the plaintiffs in the California state action. The Company expects to enter into a Tolling Agreement with two of the Minnesota plaintiffs whereby the Company will agree that the running of time under any applicable statute of limitations will be tolled for the period from the date of the Tolling Agreement through September 30, 1994.

4.   POTASH INVESTIGATION

     On November 24, 1993, the Antitrust Division of the Department of Justice served the Company with a grand jury subpoena in connection with its investigation of the allegations of price fixing by United States and Canadian potash producers set forth in section 3 above. The subpoena requests that the Company produce certain documents relating to its potash business in the United States and Canada. The Company is in the process of assembling these documents for production.

5.   OTHER LEGAL PROCEEDINGS

     In addition to the foregoing, the Company and its subsidiaries, in the ordinary course of business, are the subject of, or a party to, other various pending or threatened legal proceedings. The Company believes that any ultimate liability arising from these actions would not have a material effect on the Trust.


                                   SCHEDULE D
                                 ERISA MATTERS

1. Listed below is each employee benefit plan (as defined in Section 3 of ERISA) maintained by the Company and/or a Restricted Subsidiary, in each case indicating the corporation(s) for whose employees' benefit the plan is maintained:

     (a) Mississippi Chemical Corporation Retirement Plan (formerly known as the Group Pension Plan for Employees of Mississippi Chemical Corporation);

               Mississippi Chemical Corporation ("MCC")
               Mississippi Potash, Inc. ("Potash")

     (b)  Mississippi Chemical Corporation Thrift Plan Plus
          (Section 401(k));

               MCC
               Potash
     (c)  Self-Insured Weekly Indemnity;

               MCC
               Potash

     (d)  Mississippi Chemical Corporation Employees Supplemental
          Unemployment Benefits (SUB) Plan;

               MCC

     (e)  Mississippi Chemical Corporation Profit-Sharing Plan;

               MCC

     (f) Group Health Plan (formerly known as the Employee Health Protection Plan for Mississippi Chemical Corporation);

               MCC
               Mississippi Phosphates Corporation ("Phosphates")
               Potash
               Newsprint South, Inc. ("NSI")
               Newsprint South Sales Corp. ("NSSC")
               MCC Federal Credit Union ("Credit Union")

     (g)  Mississippi Chemical Corporation Dental Plan;

               MCC
               Phosphates
               Potash
               NSI
               NSSC
               Credit Union

     (h) Group Life Insurance Plan for Employees of Mississippi Chemical Corporation;

               MCC
               Potash
               NSI
               NSSC
               Credit Union

     (i) Long-Term Disability Plan for Employees of Mississippi Chemical Corporation;

               MCC
               Potash
               NSI
               NSSC
               Credit Union

     (j)  Group Travel Accident Policy;

               MCC
               Phosphates
               Potash
               NSI
               NSSC

     (k)  Newsprint South, Inc., Retirement Plan;

               NSI
               NSSC

     (l)  Newsprint South, Inc., Savings and Investment Plan ( Section401(k));

               NSI
               NSSC

     (m)  Mississippi Phosphates Corporation  Section 401(k) Retirement Plan;

               Phosphates

     (n)  Welfare Benefit Plan for Employees of Mississippi Phosphates
          Corporation;

               Phosphates

     (o)  Mississippi Potash, Inc. Supplemental Unemployment Plan;

               Potash

     (p)  Mississippi Potash, Inc., Profit Sharing Plan;

               Potash

     (q)  Flexible Benefit Plan;

               MCC
               Potash
               NSI
               NSSC

2. The Company is a 50% owner of Triad Chemical, a joint venture of which First Mississippi Corporation is the owner of the remaining 50%. Listed below are the employee benefit plans maintained by Triad Chemical for the benefit of its employees (and, in some cases, of employees of other affiliates of Triad Chemical):

     (a) Pan American Group Life Insurance Policy No. 13490 for Employees of First Mississippi Corporation and Affiliated Companies;

     (b)  Triad Chemical Self-Funded Health Care Plan #50221;

     (c) Pan American Group Life Insurance Policy No. 22282 for Employees of Ampro Fertilizer, Inc., Melamine Chemicals, Inc., and Triad Chemical;

     (d) UNUM Group Long Term Disability Insurance Policy No. 53527 for Employees of First Mississippi Corporation and Named Subsidiaries or Affiliated Companies;

     (e)  Home Insurance Company Business Travel Accident Policy
          No. GTF 179741 for Employees of First Mississippi Corporation and Participating Firms;

     (f) Life Insurance Company of North America Supplemental AD&D Policy No. 0K818488 for Employees of First Mississippi Corporation and Affiliated or Subsidiary Organizations;

     (g)  Retirement Plan for Employees of Triad Chemical;

     (h)  Triad Chemical Employees 401(k) Thrift Plan;

     (i)  Triad Chemical Health/Dependent Care Spending Accounts;

     (j)  Triad Chemical Health Care Premium Payment Plan;

     (k)  Community Health Network;

     (l)  Gulf South HMO.

3. The Credit Union may be a party in interest (as defined in Section 3 of ERISA) with respect to the Company. The Credit Union maintains an SEP-IRA for the benefit of each Credit Union employee.


                                   SCHEDULE E
                               REQUIRED CONSENTS

                     No consents are required to be given.


                                   SCHEDULE F
                             ENVIRONMENTAL MATTERS

WITH RESPECT TO THE COMPANY AND TRIAD CHEMICAL, A RESTRICTED SUBSIDIARY, THERE ARE THE FOLLOWING JUDGMENTS AND PENDING LITIGATION ON ENVIRONMENTAL MATTERS:

     1.   COMBUSTION, INC., LITIGATION
          On July 15, 1986, the first of 17 lawsuits was filed by numerous plaintiffs in the Twenty-first Judicial District Court, Parish of Livingston, State of Louisiana, against Triad Chemical and approximately 80 to 90 other named defendants. An additional 211 parties have been added as third-party defendants. The plaintiffs' claims are based on alleged personal injuries and property damages as a result of exposure to hazardous waste from the Combustion, Inc., site in Livingston Parish, Louisiana.

          These cases were removed to the United States District Court for the Middle District of Louisiana, then remanded to State Court, and have now been removed once again to Federal Court. Plaintiffs have filed a motion to have the cases remanded to State Court.
          The plaintiffs moved for certification of a class for the purpose of consolidating the pending litigation as one class action suit, and in January 1991, a state class was certified by the District Court judge. The Louisiana First Circuit Court of Appeal affirmed the certification of the class, but reversed the definition of the class and remanded the issue to the trial court for further determination.

          Triad is vigorously defending its position in these proceedings and considers its defense meritorious.

     2.   CERCLA SITES
          Triad has received and responded to letters issued by the United States Environmental Protection Agency ("EPA") under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") relative to the possible disposition of Triad waste at two disposal sites identified as the Combustion, Inc., site south of Baton Rouge, Louisiana, and the Cleve Reber site in Ascension Parish, Louisiana. Under CERCLA, generators of waste may be held responsible for investigation and site cleanup costs.

     3.   OTHER LEGAL PROCEEDINGS
          In addition to the foregoing, the Company and Triad Chemical are the subject of, or a party to, other various pending legal or threatened proceedings on environmental matters which the Company believes will not result in ultimate liability with a material effect on the Trust Estate.


                                   SCHEDULE G

                                 June 17, 1994

NationsBank of Tennessee, N.A.
1 NationsBank Plaza
Nashville, Tennessee  37239-1697

Attn:     Large Commercial Division

RE: $20,000,000 PRINCIPAL AMOUNT AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN NOTE, SERIES I, FINAL MATURITY JUNE 30, 2001
                               AND
     $30,000,000 PRINCIPAL AMOUNT REVOLVING CREDIT NOTE, SERIES J, FINAL MATURITY JUNE 30, 1997

Gentlemen:

     I refer to the following:

     1. Indenture of Mortgage, Deed of Trust, Assignment and Security Agreement dated as of September 1, 1976, among Mississippi Chemical Corporation (the "COMPANY") and New Orleans Bank for Cooperatives (now the National Bank for Cooperatives) and John H. Farrelly, as Trustee under certain deeds of trust, and Deposit Guaranty National Bank, as Trustee (the "TRUSTEE"), (the "ORIGINAL INDENTURE") as supplemented pursuant to a First Supplemental Indenture dated as of September 7, 1976, a Second Supplemental Indenture dated as of September 30, 1976, a Third Supplemental Indenture dated as of June 28, 1977, a Fourth Supplemental Indenture dated as of May 1, 1978, a Fifth Supplemental Indenture dated as of June 1, 1978, a Sixth Supplemental Indenture dated as of September 1, 1979, a Seventh Supplemental Indenture dated as of October 1, 1979, an Eighth Supplemental Indenture dated as of May 15, 1983, a Ninth Supplemental Indenture dated as of February 23, 1988, a Tenth Supplemental Indenture dated as of December 26, 1989, an Eleventh Supplemental Indenture dated as of July 16, 1990, a Twelfth Supplemental Indenture dated as of August 6, 1992, and a Thirteenth Supplemental Indenture dated as of July 16, 1993 (the Original Indenture, as supplemented by each of the above referenced Supplements is hereinafter referred to as the "INDENTURE");

     2.   Series I Revolving Credit/Term Loan Agreement dated as of
          August 6, 1992, between the Company and NationsBank of Tennessee (now NationsBank of Tennessee, N.A., and hereinafter the "PURCHASER") pursuant to which the Company issued and sold to the Purchaser, and the Purchaser purchased from the Company, on the terms and conditions set forth in said Agreement, the Company's Revolving Credit and Term Loan Note, Series I, having a final maturity of June 30, 1999;

     3. Series J Revolving Credit Agreement dated as of June 17, 1994, between the Company and the Purchaser (the "LOAN AGREEMENT") pursuant to which the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, on the terms and conditions set forth in said Agreement, the Company's Revolving Credit Note, Series J, having a final maturity of June 30, 1997 (the "SERIES J NOTE");

     4. the Fourteenth Supplemental Indenture dated as of even date herewith (the "FOURTEENTH SUPPLEMENTAL INDENTURE") which supplements and amends the Indenture; and

     5. the Fifteenth Supplemental Indenture and Amendment to Series I Revolving Credit/Term Loan Agreement dated as of even date herewith (the "FIFTEENTH SUPPLEMENTAL INDENTURE"), pursuant to which the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, on the terms and conditions set forth in the Fifteenth Supplemental Indenture, the Company's amended and restated Revolving Credit and Term Loan Note, Series I, having a final maturity of June 30, 2001 (the "AMENDED AND RESTATED SERIES I NOTE") (the Indenture, as supplemented by the Fourteenth and Fifteenth Supplemental Indentures is referred to as the "INDENTURE, AS SUPPLEMENTED").

     This letter is an OPINION OF COUNSEL as defined in Section 1.01 of the Indenture and is executed and delivered pursuant to Sections 2.14(c) and 10.01 of the Indenture. Except as otherwise indicated, all terms herein shall have the same meaning as in the Series I Revolving Credit/Term Loan Agreement, the Loan Agreement and the Indenture, as Supplemented.

     As counsel to the Company, I have reviewed the Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Loan Agreement and such other documents as I have considered necessary in order to render this opinion. In stating my opinion, I have assumed (i) the genuineness of the signatures of the individuals signing all documents in connection with which this opinion is rendered on behalf of the parties thereto (other than the Company), (ii) the authenticity of all documents submitted to the Company as originals, and (iii) the conformity to authentic original documents of all documents submitted to the Company as certified, conformed or photostat copies.

     Based upon the foregoing and subject to the further assumptions, qualifications and limitations hereinafter set forth, I am of the opinion that:

     1. Assuming that the Fourteenth and Fifteenth Supplemental Indentures are the legal and valid binding obligation of the Trustee, the Fourteenth and Fifteenth Supplemental Indentures constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms.
     2. The Loan Agreement has been duly authorized, executed and delivered by the Company. Assuming that the same has been duly authorized, executed and delivered by you, and that you have all requisite power and authority, corporate and otherwise, to enter into and perform your obligations under the Loan Agreement, the Loan Agreement constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

     3. The amended and restated Series I Note and the Series J Note have been duly authorized, executed, issued and delivered by the Company and have been duly authenticated by the Trustee. The same constitute the legal, valid and binding obligation of the Company in accordance with their terms, entitled to the benefits of the Indenture, as Supplemented. Neither the execution and delivery of the Loan Agreement, the Fourteenth and Fifteenth Supplemental Indentures, the amended and restated Series I Note, or the Series J Note, nor compliance with the provisions of any of them by the Company will conflict with or result in any breach of any of the provisions of, or constitute a default under any provision of applicable Mississippi law or the Articles of Incorporation or Bylaws of, the Company.

     4. No consents, approvals or authorizations of or filings with any federal or state of Mississippi authorities are required in connection with the execution and delivery by the Company of the Loan Agreement, the amended and restated Series I Note, the Series J Note, or the Fourteenth and Fifteenth Supplemental Indentures and the performance by the Company of its obligations under any of them except for those which have been obtained or made.

     5. It is not necessary, in connection with the offer, issue, sale and delivery of the amended and restated Series I Note or the Series J Note, to register either of them under the Securities Act of 1933, as amended, or to qualify the Indenture, as Supplemented, or the Loan Agreement under the Trust Indenture Act of 1939; provided, however, no opinion is expressed concerning compliance with the anti-fraud provisions of any federal or state securities laws. For the purposes of the opinion expressed in this paragraph 5, we have assumed the accuracy of the representations set forth in Sections 3.1(m) and 3.2 of the Loan Agreement and incorporated by reference into the Series I Revolving Credit/Term Loan Agreement.

     6. All conditions precedent to the creation and issuance of the amended and restated Series I Note and the Series J Note and to the execution of the Fourteenth and Fifteenth Supplemental Indentures have been complied with; the Fourteenth and Fifteenth Supplemental Indentures are in proper form for execution by the Trustee; and, subject to the provisions of the Indenture, the Indenture, as Supplemented, secures the amended and restated Series I Note and the Series J Note by (i) a valid mortgage lien on all interests in the real property described therein as subject to the lien hereof and (ii) a valid security interest in the personal property described therein as subject to the lien thereof.

     With respect to the enforceability of any agreement referenced herein, the opinions expressed herein are subject to the following: (i) the effect of any applicable bankruptcy insolvency, reorganization, moratorium or similar law affecting creditors' rights generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) certain applicable laws or judicial decisions that may limit, impair or delay the enforceability of certain remedies, waivers or other provisions of the Loan Agreement, the Series I Revolving Credit/Term Loan Agreement as amended on the date hereof, the Fourteenth and Fifteenth Supplemental Indentures, the Series I Note and the Series J Note, but which will not, in my opinion, substantially interfere with the practical realization of the benefits intended to be conferred thereby; (iv) limitations on repossession of property without judicial process requiring that such action be taken without a breach of the peace; (v) the statutory right of redemption prior to foreclosure as set forth in Sections 89-1-59 and 75-9-506 of the Mississippi Code of 1972, as amended; and (vi) the voluntary or involuntary transfer of a debtor's rights in property or collateral, notwithstanding a provision in an agreement prohibiting any such transfer or making the transfer a default, pursuant to Section 75-9-311 of the Mississippi Code of 1972, as amended.

     I have made no examination of the title to the property described in the Indenture, as Supplemented, or to any restrictions in underlying ownership documents on transfer or pledge, and I express no opinion with respect to the status of title. It is my understanding that you are relying for such purposes upon the opinions of (i) Henry, Barbour & DeCell, with respect to the real property of the Company located in Yazoo County, Mississippi, (ii) Megehee, Pitcher, Tynes, Kinard & Smith, with respect to the real property of the Company and Mississippi Phosphates Corporation located in Jackson County, Mississippi, and (iii) McCormick, Forbes, Caraway & Tabor, with respect to title to real property of the Company and Mississippi Potash, Inc., located in Lea and Eddy Counties, New Mexico.

     This opinion is solely for your benefit, for the benefit of your special counsel, and for the benefit of Deposit Guaranty National Bank as Trustee under the Indenture in connection with the transaction referred to herein and may not be quoted or relied on by any other person or used for any other purpose or any other transaction, without my prior written consent.

                                   Respectfully submitted,

                                   MISSISSIPPI CHEMICAL CORPORATION

                                   Robert E. Jones
                                   Vice President and General Counsel
REJ/lgb